UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

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i2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

November     , 2004

Dear Stockholder:

You are cordially invited to attend the 2004 annual meeting of stockholders of i2 Technologies, Inc., which will be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234 on Thursday, December 16, 2004 at 10:00 a.m. (Central Time).

Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has approved the proposals set forth in the proxy statement and recommends that you vote for such proposals.

In our efforts to reduce costs and be more efficient in our investor relations, we offer electronic voting and delivery of stockholder materials via the Internet. As a stockholder, you can help us save costs by voting electronically or by giving your consent for electronic delivery of stockholder materials. You may also vote your shares by telephone or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you later wish to change your proxy vote, you may do so by revoking your proxy or voting in person at the meeting.

We look forward to seeing you at the annual meeting.

Sincerely,

Sanjiv S. Sidhu
Chairman of the Board, Chief Executive Officer and President

YOUR VOTE IS IMPORTANT

In order to assure your representation at this meeting, you are requested to vote your shares by telephone, by the Internet or by completing, signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope. No postage need be affixed if mailed in the United States.

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 16, 2004

To the Stockholders of i2 Technologies, Inc.:

The 2004 Annual Meeting of Stockholders of i2 Technologies, Inc. will be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234 on Thursday, December 16, 2004 at 10:00 a.m. (Central Time) for the following purposes:

1.  To elect one Class I director to serve until the annual stockholders’ meeting in 2007 and one Class II director to serve until the annual stockholders’ meeting in 2005, and until their respective successors have been elected and qualified.

2.  To approve a proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-ten to one-for-thirty at any time prior to December 16, 2005.

3.  To approve an amendment and restatement of the 1995 Stock Option/Stock Issuance Plan which would, among other things, effect the following changes: (i) expand the types of stock-based awards available under the 1995 Plan to include stock appreciation rights and restricted stock units with deferred payment dates; (ii) designate a series of performance criteria that may be utilized as a condition to the vesting of one or more stock issuances or other stock-based awards under the 1995 Plan; (iii) increase the number of shares for which an individual may receive options, stock appreciation rights and other stock-based awards in his or her initial year of hire to 7,000,000; and (iv) extend the term of the 1995 Plan to October 14, 2014.

4.  To act upon such other business as may properly come before this meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on November 2, 2004 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. Whether or not you plan to attend this meeting in person, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. The prompt submission of your proxy by one of the three methods offered will assist us in preparing for this meeting.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the proxy statement for more information.

By Order of the Board of Directors,

Robert C. Donohoo
Secretary

November     , 2004

i2 TECHNOLOGIES, INC.

One i2 Place

11701 Luna Road

Dallas, Texas 75234

PROXY STATEMENT

These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of i2 Technologies, Inc., a Delaware corporation, for the 2004 Annual Meeting of Stockholders to be held on Thursday, December 16, 2004 at 10:00 a.m. (Central Time), and at any adjournment or postponement thereof, at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas 75234. These proxy materials were first mailed to stockholders of record beginning on or about November     , 2004.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at this meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposals are described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION

The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

A copy of our 2003 annual report to stockholders on Form 10-K/A has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have fixed November 2, 2004 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. Only holders of record of our common stock, par value $0.00025 per share, and our 2.5% Series B Convertible Preferred Stock at the close of business on the record date will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof. At the close of business on the record date, [460,062,306] shares of our common stock were outstanding and 100,000 shares of our Series B preferred stock were outstanding. All of our outstanding shares of Series B preferred stock were held of record by R² Investments, LDC, an affiliate of Q Investments.

The holders of our common stock and our Series B preferred stock will vote together as a single class on each of the proposals described in this proxy statement. Each share of our common stock is entitled to one vote. Each share of our Series B preferred stock is entitled to 1,079.9136 votes (that number equal to the number of shares of common stock into which one share of Series B preferred stock could have been converted on the record date). Accordingly, the holder of our Series B preferred stock is entitled to 107,991,360 votes in the aggregate, or approximately 19.0% of all votes eligible to be cast at the Annual Meeting.

As of October 18, 2004, our directors and executive officers beneficially owned an aggregate of approximately 139,108,707 shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 30.2% of the shares of common stock outstanding as of such date and approximately 24.5% of all votes eligible to be cast at the Annual Meeting. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, and that R² Investments, LDC, an affiliate of Q Investments, will vote its shares of Series B preferred stock and the shares of common stock that it holds, cumulatively constituting approximately 24.7% of all votes eligible to be cast at the Annual Meeting, in favor of the proposals described in this proxy statement. The total cumulative voting power of R² Investments, LDC and our directors and executive officers is nearly sufficient to assure the approval of the proposals. See “Principal Stockholders.”

The presence, in person or by proxy, of the holders of a majority of the voting power of the shares of our outstanding common stock and our Series B preferred stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Cumulative voting is not permitted in the election of directors. If a choice as to the matters coming before the Annual Meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of the proposals described in the Notice of Annual Meeting and in this proxy statement and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting. The inspector of election appointed for the Annual Meeting will tabulate the votes, separately calculating affirmative and negative votes, abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter).

A stockholder executing a proxy pursuant to this solicitation may revoke his or her proxy at any time prior to its use:

•	by delivering to the Secretary of i2 a signed notice of revocation or a later-dated, signed proxy; or

•	by attending the meeting and voting in person.

Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

CORPORATE GOVERNANCE

In accordance with the General Corporation Law of the State of Delaware and our Restated Certificate of Incorporation and Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Directors. Although our directors are not involved in our day-to-day operating details, they are kept informed of our business through oral or written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by our officers at meetings of the Board of Directors and committees of the Board of Directors.

Meetings of the Board of Directors

Our Board of Directors met five times during 2003. During 2003, each incumbent director attended at least 75% of the total number of meetings of our Board of Directors held during the period for which he has been a director and the total number of meetings held by all committees of our Board of Directors on which he has served.

Director Independence

The Board of Directors has determined that the following directors are independent under the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed: Messrs. Crandall, Cash, Clemmer and McGrath.

Committees of the Board of Directors

The Board of Directors has established four standing committees:

Audit Committee. We have a standing Audit Committee currently composed of Messrs. Crandall (Chairman), Cash, Clemmer and McGrath. The current members of the Audit Committee are independent as defined by the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed, and as that term is used in Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Crandall qualifies as an audit committee financial expert, as that term is defined by applicable SEC regulations, and has designated Mr. Crandall as the Audit Committee’s financial expert.

The Audit Committee met six times in 2003. The Audit Committee has a charter that was approved by our Board of Directors. The oversight functions of the Audit Committee include, among other things:

•	appointing our independent auditor;

•	reviewing the external audit plan and the results of the auditing engagement;

•	reviewing the internal audit plan and the results of the internal audits;

•	ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices;

•	reviewing the independence and performance of our internal and external auditors; and

•	reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

Please see page 41 of this proxy statement for the Report of the Audit Committee.

Compensation Committee. We have a standing Compensation Committee currently composed of Messrs. Cash (Chairman), Crandall, Clemmer and McGrath. Each is independent as defined by the listing standards of The Nasdaq Stock Market, on which our common stock was formerly listed.

The Compensation Committee met seven times in 2003. The Compensation Committee administers our stock plans. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock purchase plans.

Please see page 37 of this proxy statement for the Compensation Committee’s Report on Executive Compensation.

Options Committee. We have a standing Options Committee, currently composed of Mr. Sidhu, which has separate but concurrent authority with the Compensation Committee and the Board of Directors to make discretionary option grants from time to time under the 1995 Stock Option/Stock Issuance Plan or 1995 Plan and the 2001 Non-Officer Stock Option/Stock Issuance Plan to eligible employees that are not subject to Section 16 of the Securities Exchange Act of 1934.

The Options Committee has the power and authority, with certain limited exceptions to:

•	select the eligible individuals who are to receive option grants under the 1995 and 2001 Plans;

•	determine the number of shares of common stock subject to each such award (subject to the periodic corporate pool of shares authorized by the Compensation Committee and a limitation of 200,000 shares per individual each calendar year);

•	determine the exercise schedule in effect for each such option issuance; and

•	determine the maximum term for which each option may remain outstanding.

Special Committee. We also have a standing Special Committee, currently composed of Messrs. Crandall (Chairman) and Cash, that was formed by the Board of Directors in February 2004 which met 15 times in 2004. The Special Committee was created primarily for the purposes of (i) evaluating, negotiating, authorizing and approving (a) the terms and conditions of the recent settlement of the class action and derivative lawsuits against the company and (b) the terms and conditions pursuant to which shares of the company’s common stock would be sold to Mr. Sidhu and Gregory A. Brady, our former Chief Executive Officer and President, to fund a portion of such settlement; and (ii) evaluating, negotiating and recommending to the Board of Directors the authorization and approval of the sale of Series B preferred stock to R2 Investments, LDC that closed and funded on June 3, 2004.

Compensation Committee Interlocks and Insider Participation.

None of the members of the Compensation Committee is an officer or employee, or former officer or employee, of us or any of our subsidiaries. No current executive officer served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2003.

Director Compensation

Our current compensation package for our non-employee directors is as follows:

•	$25,000 annual cash retainer for serving on the Board of Directors.

•	$4,000 fee for each of the standard quarterly and annual operating plan meetings of the Board of Directors, Audit and Compensation Committees attended.

•	$1,500 fee for special meetings of the Board of Directors or Audit or Compensation Committee attended.

•	$5,000 annual cash retainer for serving on the Audit Committee of the Board of Directors.

•	$2,500 annual cash retainer for serving on the Compensation Committee of the Board of Directors.

•	$50,000 annual cash retainer for serving as the Chair of the Audit Committee of the Board of Directors.

•	$10,000 annual cash retainer for serving as the Chair of the Compensation Committee of the Board of Directors.

•	Attendance fee for each meeting of the Special Committee as agreed on a project-by-project basis.

•	Initial and annual grants of stock options priced at fair market value on the terms set forth in the Automatic Option Grant Program of our 1995 Plan. Additional grants of stock options may be awarded under the Discretionary Option Grant Program of our 1995 Plan and are typically awarded as part of initial grants. The terms of the Automatic Option Grant and Discretionary Grant Programs are described in Proposal 3 below.

Directors who are also employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee of our Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board of Directors and committees on which they serve.

Under the Automatic Option Grant Program of our 1995 Plan, each person who becomes a non-employee Board member automatically is granted at that time an option for 8,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 8,000 shares of common stock under the 1995 Plan, provided such individual has served as a non-employee Board member for at least six months. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but we may repurchase, at the exercise price paid per share, all unvested shares held at the cessation of the director’s Board service. Each option grant will vest, and our repurchase rights will lapse, in four equal annual installments, with the first such installment vesting one year from the option grant date.

Under the Discretionary Grant Program of our 1995 Plan, our Board of Directors will determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Each granted option will have an exercise price determined by the Board of Directors but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the vesting commencement date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Option grants to non-employee directors during 2003 are detailed in the following table. The exercise price per share for all grants was equal to the fair market value per share of common stock on the grant date with the exception of the discretionary stock option grant to Michael Jordan on May 6, 2003, the grant price of which was greater than fair market value on the grant date. Options granted under the Automatic Option Grant Program were granted in accordance with the terms set forth above. Such options are immediately exercisable and vest in four equal annual installments. Grants issued from the Discretionary Option Grant Program are not exercisable until they vest. Each of these options will vest 25% upon completion of the first year of service measured from the vesting commencement date and pro rata monthly over the 36-month period thereafter.

	Date of Grant	Options Granted	Exercise Price Per Share	Purpose of Grant
Michael H. Jordan	5/06/03	45,000	$7.59	Discretionary Grant
Michael H. Jordan	12/22/03	8,000	1.64	Annual Automatic Grant
Harvey B. Cash	12/22/03	8,000	1.64	Annual Automatic Grant
Robert L. Crandall	12/22/03	8,000	1.64	Annual Automatic Grant

We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors. In addition, our Restated Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law.

Communication with the Board of Directors

Stockholders may communicate with the Board of Directors by sending a letter to i2 Technologies, Inc. Board of Directors, c/o Office of the General Counsel, One i2 Place, 11701 Luna Road, Dallas, TX 75234. The Office of the General Counsel will review the correspondence and forward it to the Chair of the appropriate committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to i2 or its business, or is similarly inappropriate. The Office of the General Counsel has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.

We have a policy of inviting the attendance of directors at annual meetings of stockholders. Our Chairman, Mr. Sidhu, attended the 2003 annual meeting of stockholders.

Submission of Director Nominations

We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors. At this point, we believe that it is important for the entire Board to participate in nomination and evaluation functions.

Stockholders may propose nominees for consideration by the Board of Directors by submitting the names, appropriate biographical information and qualifications in writing to: Robert C. Donohoo, Corporate Secretary, i2 Technologies, Inc., One i2 Place, 11701 Luna Road, Dallas, TX 75234. In order to be considered for inclusion in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2005, the name of the proposed nominee and the supporting documentation must be received before January 31, 2005.

Director nomination proposals must be in writing and must include (a) the name and address of the nominating stockholder, as they appear on our books, (b) the class and number of shares of our voting stock which are owned beneficially and of record by the nominating stockholder, (c) the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (d) any information regarding the nominee that is required under Regulation 14A of the Securities Exchange Act of 1934 to be included in a proxy statement relating to the election of directors. Candidates recommended by our stockholders are evaluated on the same basis as other candidates (other than directors standing for re-election) recommended by our directors, executive officers, third party search firms or other sources.

The minimum qualifications, skills, and attributes that the Board of Directors looks for in nominees may include the following: (a) integrity, competence and judgment essential to effective decision making, (b) ability and willingness to commit the necessary time and energy to prepare for, attend and participate in meetings of the Board and one or more of its standing committees, (c) freedom from other outside involvements that would materially interfere with the individual’s responsibilities as a director of our company, (d) background and experience that complements or supplements the background and experience of other Board members, (e) freedom from interests that would present the appearance of being adverse to, or in conflict with, the interests of our company, and (f) a proven record of accomplishment through demonstrated leadership in business, technology, education, government service, finance, manufacturing or other relevant experiences that would tend to enhance Board effectiveness.

The evaluation process may include a comprehensive background and reference check, a series of personal interviews by, at a minimum, the Chairman of the Board, and a thorough review by the Board of the nominee’s qualifications and other relevant characteristics, taking into consideration the criteria set forth above.

Code of Business Conduct and Ethics

In June 2003, we adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics applies to, among others, our Chief Executive Officer and Chief Financial Officer who is also our principal accounting officer. The full text of the Code of Business Conduct and Ethics is available at our investor relations web site, http://www.i2.com/investor. We intend to disclose any amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our Chief Executive Officer or Chief Financial Officer on our investor relations web site.

PROPOSAL 1

ELECTION OF ONE CLASS I AND ONE CLASS II DIRECTOR

Our Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board of Directors shall be divided into three classes as nearly equal in size as is practicable, designated as Class I, Class II and Class III directors, with each class serving staggered three-year terms. We currently have the following seven directors serving on our Board:

Class I Directors	Class II Directors	Class III Directors
Pranav V. Parikh	Harvey B. Cash	Sanjiv S. Sidhu, Chairman
Richard L. Clemmer	Michael E. McGrath	Robert L. Crandall
Michael S. Diament

The term of office of our Class I directors expires at the Annual Meeting, the term of office of our Class II directors expires at the 2005 annual meeting of stockholders and the term of office of our Class III directors expires at the 2006 annual meeting of stockholders. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting, and until their respective successors have been duly elected and qualified.

Mr. Parikh was named as the first designee to our Board of Directors by R² Investments, LDC, the holder of our Series B preferred stock, and our Board appointed Mr. Parikh as a director immediately following the issuance and sale of our Series B preferred stock to R² Investments, LDC on June 3, 2004. Mr. Parikh’s appointment to our Board filled the vacancy created by the resignation of Michael H. Jordan from our Board on December 29, 2003.

Messrs. Clemmer and McGrath were appointed to our Board of Directors on June 7, 2004 and August 17, 2004, respectively, to fill two of the three newly-created directorships resulting from the expansion of our Board to seven directors. Those appointments were made solely by action of our Board of Directors, as permitted by Delaware law and our Amended and Restated Bylaws.

Mr. Diament was named as the second designee to our Board of Directors by R² Investments, LDC, the holder of our Series B preferred stock, and our Board appointed Mr. Diament as a director on August 31, 2004. Mr. Diament’s appointment filled the last of the newly created directorships resulting from the expansion of our Board to seven directors.

Nominees For Election of Directors

Three Class I directors, Pranav V. Parikh, Michael S. Diament and Richard L. Clemmer, are to be elected at the Annual Meeting to hold office until the 2007 annual meeting of stockholders, and until their respective successors are duly elected and qualified. One Class II director, Michael E. McGrath, is to be elected at the Annual Meeting to hold office until the 2005 annual meeting of stockholders, and until his successor is duly elected and qualified.

Pursuant to the Certificate of Designations for our Series B preferred stock, the holders of the Series B preferred stock, voting separately as a single class to the exclusion of all other classes of our capital stock, currently have the right to elect two directors to serve on our Board. R² Investments, LDC, the holder of all of our outstanding Series B preferred stock, has notified us that it intends to re-elect Messrs. Parikh and Diament to the Board at the Annual Meeting. The holders of our common stock are not entitled to vote their shares with respect to the election of Messrs. Parikh and Diament, but are entitled to vote, together with the holders of our Series B preferred stock, with respect to the election of the nominees of our Board of Directors, Messrs. Clemmer and McGrath.

Name	Age	Position
Series B preferred stock nominees
Pranav V. Parikh	31	Director
Michael S. Diament	36	Director

Board of Directors’ nominees
Richard L. Clemmer	53	Director
Michael E. McGrath	55	Director

For a description of the business experience of Messrs. Parikh, Diament, Clemmer and McGrath, see “Executive Compensation and Other Matters—Directors and Executive Officers.”

Board of Directors’ Nominees; Required Vote

Our Board of Directors has nominated Richard L. Clemmer and Michael E. McGrath for election to the Board. Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for Messrs. Clemmer and McGrath. If Mr. Clemmer or Mr. McGrath is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for the nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that Mr. Clemmer or Mr. McGrath will be unable or will decline to serve as a director.

A plurality of the votes cast by the holders of our common stock and our Series B preferred stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting together as a single class, is required for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee. Plurality means that the nominees receiving the greatest number of votes cast by the holders of outstanding shares of our voting stock present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal will be elected to our Board of Directors even if they receive less than a majority of such votes.

Your Board of Directors unanimously recommends a vote “FOR” Richard L. Clemmer and Michael E. McGrath, and proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

PROPOSAL 2

APPROVAL OF PROPOSAL TO AMEND OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT AT A RATIO WITHIN THE RANGE FROM ONE-FOR-TEN TO ONE-FOR-THIRTY AT ANY TIME PRIOR TO DECEMBER 16, 2005

General

The Board of Directors has unanimously adopted a resolution seeking stockholder approval to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock. If the reverse stock split is approved by the stockholders, the Board of Directors may subsequently effect the reverse stock split based upon any ratio in the range from one-for-ten to one-for-thirty, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. Approval of this reverse stock split proposal by our stockholders would give the Board of Directors authority to implement the reverse stock split at any time prior to December 16, 2005. In addition, notwithstanding approval of this proposal by our stockholders, the Board of Directors may in its sole discretion determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split, we will file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation (as described below) to effect a reverse split of our common stock then issued and outstanding at the specific ratio determined by the Board of Directors. The reverse stock split, if implemented, would not change the number of authorized shares of common stock or preferred stock or the par value of our common stock or preferred stock. Except for any changes as a result of the treatment of fractional shares, each holder of our common stock will hold the same percentage of common stock outstanding immediately after the reverse stock split as such stockholder held immediately prior to the split.

Background

Our common stock was delisted from The Nasdaq Stock Market on May 9, 2003, and is currently quoted in the over-the-counter Pink Sheets under the OTC symbol “ITWO.” As support for its decision to delist our common stock, a Nasdaq Listing Qualifications Panel cited our failure to timely file our annual report on Form 10-K for the year ended December 31, 2002. We subsequently filed that report with the Securities and Exchange Commission (SEC) on July 21, 2003 and otherwise regained compliance with our reporting obligations on August 12, 2003. In order to become eligible to relist our common stock on The Nasdaq Stock Market, however, Nasdaq Rule 4420 requires that our common stock have a minimum bid price of at least $5.00 per share. On October 22, 2004, the closing price of our common stock was $0.69 per share.

Purpose

The Board of Directors believes that it is in the best interests of our company and our stockholders for the Board to obtain the authority to effect a reverse stock split to reduce the number of shares of our common stock outstanding and thereby attempt to proportionally increase the price of our common stock.

Our common stock is currently quoted in the over-the-counter Pink Sheets, which are considered less efficient and less broad-based than The Nasdaq Stock Market. The Board of Directors is seeking approval of the reverse stock split proposal in order to return our share price to a price level that will satisfy the minimum bid price requirements for relisting our common stock on The Nasdaq Stock Market. There are several criteria that we must substantially meet in order for our common stock to be eligible for relisting on The Nasdaq Stock Market, one of which is that our common stock have a minimum bid price of at least $5.00 per share. Our common stock has not traded above $5.00 per share since April 5, 2002, and reverse stock splits are viewed by Nasdaq as an acceptable way for companies to gain compliance with the minimum bid price requirement. Accordingly, our Board of Directors concluded that reducing the number of outstanding shares of our common stock might be desirable in order to attempt to support a higher stock price per share based on our current market capitalization.

Our Board of Directors also believes that a higher share price, one that is more typical of the share prices of other widely-owned public companies, might help generate more investor interest in our company and result in lower transaction costs for investors. The Board of Directors believes that institutional investors and investment funds are generally reluctant to invest in lower-priced stocks. In addition, our common stock may not appeal to brokerage firms that do not provide research coverage of lower-priced stocks and are reluctant to recommend lower-priced securities to their clients. The Board of Directors also considered that investors may be dissuaded from purchasing lower-priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks.

The combination of a listing on The Nasdaq Stock Market, increased interest from institutional and other investors and lower transaction costs might ultimately improve the trading liquidity of our common stock. Furthermore, our Board of Directors believes that a higher share price may help us attract and retain employees and other service providers. Our Board of Directors believes that we can best achieve these objectives if our stockholders give the Board authority to effect a reverse stock split until December 16, 2005.

Board Discretion To Implement Reverse Stock Split

The Board of Directors believes that stockholder approval of an exchange ratio range (rather than an exact exchange ratio) provides the Board with maximum flexibility to achieve the purposes of the reverse stock split. If the stockholders approve the reverse stock split proposal, the reverse stock split would be effected, if at all, only upon a determination by the Board of Directors that the split is in the best interests of our company and our stockholders at that time. In connection with any determination to effect the reverse stock split, the Board would set the timing for the split and select the specific ratio within the range. No further action on the part of our stockholders would be required to either implement or abandon the reverse stock split. If the proposal is approved by our stockholders, and the Board of Directors determines to implement the reverse stock split, we would communicate to the public, prior to the effective date of the split, additional details regarding the split, including the specific ratio the Board selects. If the Board of Directors does not implement the reverse stock split prior to December 16, 2005, the authority granted in this proposal to implement the reverse stock split will terminate. The Board of Directors reserves its right to elect not to proceed, and abandon, the reverse stock split if it determines in its sole discretion that this proposal is no longer in the best interests of our company and our stockholders.

Certain Risk Factors Associated with the Reverse Stock Split

Even if the reverse stock split is effected, there can be no assurance as to whether or when Nasdaq will relist our common stock on The Nasdaq Stock Market.

Even if the reverse stock split is effected and our stock price returns to a price level that will satisfy Nasdaq’s minimum bid price requirements, there can be no assurance that our common stock will be approved for relisting on The Nasdaq Stock Market. A relisting would be contingent upon the successful completion of an application and review process, and there can be no assurance as to whether or when Nasdaq will approve an application to relist our common stock. Further, even if a listing application is approved, there is still a risk that the price of our common stock will subsequently decline to levels that would again cause us not to comply with Nasdaq’s listing standards.

If the reverse stock split is effected, the resulting per-share stock price may not attract institutional investors or investment funds and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our common stock may not improve.

While the Board of Directors believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

There can be no assurance that the reverse stock split will result in a per-share price that will increase our ability to attract and retain employees and other service providers.

While we believe that a higher price may help us attract and retain employees and other service providers who are less likely to work for a company with a low stock price, there can be no assurance that the reverse stock split will result in a per-share price that will increase our ability to attract and retain employees and other service providers. Also, some potential and existing employees may be discouraged by the lower number of compensatory shares or options to purchase shares that could result from the reverse stock split.

There can be no assurance that the total market capitalization of our common stock (the aggregate value of all our common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per-share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split.

There can be no assurance that the market price per new share of our common stock after the reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split. For example, based on the closing price of our common stock on October 22, 2004 as quoted in the over-the-counter Pink Sheets of $0.69 per share, if the Board of Directors decides to implement the reverse stock split and selects a reverse stock split ratio of one-for-ten, there can be no assurance that the post-split market price of our common stock would be $6.90 or greater. Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.

If the reverse stock split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares of common stock outstanding. Furthermore, the liquidity of our common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

If approved and effected, the reverse stock split will be realized simultaneously for all of our common stock, and the ratio will be the same for all of our common stock. The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in our company, except to the extent that the reverse stock split would result in any holder of our common stock receiving cash in lieu of fractional shares. As described below, holders of our common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payments in lieu of such fractional shares. These cash payments will reduce the number of post-reverse stock split holders of our common stock to the extent there are concurrently stockholders who would otherwise receive less than one share of common stock after the reverse stock split. In addition, the reverse stock split will not affect any stockholder’s proportionate voting power (subject to the treatment of fractional shares). However, because the number of authorized shares of common stock will not be reduced, the reverse stock split will increase the Board of Directors’ ability to issue authorized and unissued shares without further stockholder action.

The principal effects of the reverse stock split will be that:

•	depending on the exact reverse stock split ratio selected by the Board of Directors, between ten and thirty shares of common stock owned by a holder of our common stock would be exchanged for one new share;

•	the number of shares of common stock issued and outstanding will be reduced from approximately 460,062,306 shares to a range of approximately 46,006,230 to 15,335,410 shares, depending on the reverse stock split ratio determined by the Board of Directors;

•	the number of shares that may be issued upon the exercise of conversion rights by holders of securities convertible into common stock, including our Series B preferred stock, will be reduced proportionately based upon the reverse stock split ratio selected by the Board of Directors;

•	based on the reverse stock split ratio selected by the Board of Directors, proportionate adjustments will be made to the per-share exercise price and the number of shares issuable upon the exercise of all outstanding options entitling the holders to purchase shares of common stock, which will result in approximately the same aggregate price being required to be paid for such options upon exercise immediately preceding the reverse stock split;

•	the number of units of preferred stock purchasable upon the exercise of the rights granted to holders of our common stock pursuant to our Rights Agreement will be proportionately increased pursuant to the terms of the Rights Agreement based on the reverse stock split ratio selected by the Board of Directors; and

•	the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors.

In addition, the reverse stock split will increase the number of holders of our common stock who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.

Fractional Shares

You will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, the transfer agent will aggregate all fractional shares and sell them as soon as practicable after the effective date at the then prevailing prices on the open market, on behalf of those holders who would otherwise be entitled to receive a fractional share. We expect that the transfer agent will conduct the sale in an orderly fashion at a reasonable pace and that it may take several days to sell all of the aggregated fractional shares of common stock. After completing the sale, you will receive a cash payment from the transfer agent in an amount equal to your pro rata share of the total net proceeds of that sale. No transaction costs will be assessed on this sale. However, the proceeds will be subject to federal income tax. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment for the cashed-out shares. The payment amount will be paid to the holder in the form of a check in accordance with the procedures outlined below.

After the reverse stock split, you will have no further interest in our company with respect to your cashed-out shares. A person otherwise entitled to a fractional interest will not have any voting, dividend or other rights except the right to receive payment as described above.

NOTE: If you do not hold sufficient shares of common stock to receive at least one share in the reverse stock split and you want to continue to hold common stock after the reverse stock split, you may do so by taking either of the following actions far enough in advance so that it is completed by the effective date:

(1) purchase a sufficient number of shares of common stock so that you hold at least an amount of shares of common stock in your account prior to the reverse stock split that would entitle you to receive at least one share of common stock on a post-reverse stock split basis; or

(2) if you have common stock in more than one account, consolidate your accounts so that you hold at least an amount of shares of common stock in one account prior to the reverse stock split that would entitle you to receive at least one share of common stock on a post-reverse stock split basis. Shares held in registered form (that is, shares held by you in your own name in our stock records maintained by our transfer agent) and shares held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor will be considered held in separate accounts and will not be aggregated when effecting the reverse stock split.

You should be aware that, under the escheat laws of the various jurisdictions where you reside, where we are domiciled and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, holders of our common stock otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

Effect on our Employees and Directors

•	If you are an employee or director, the number of shares reserved for issuance under our existing stock option plans, the number of shares by which the share reserve may increase annually, the number of shares for which awards may be granted to any one individual and the number of shares for which automatic grants are to be made to eligible directors will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors. In addition, the number of shares issuable upon the exercise of outstanding options and the exercise price for such options will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

•	If you are an employee participating in our employee stock purchase plans, the number of shares reserved for issuance under the plans, the number of shares by which the share reserve may increase annually, the number of shares purchasable per participant on any purchase date and the number of shares and purchase price subject to outstanding rights will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

•	If you are a current or former employee, you may own shares of common stock subject to repurchase by the company in the event of your termination of employment prior to vesting; both the number of shares and the repurchase price will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

•	If you are a current employee, you may have received share rights awards; the number of shares subject to such awards will be adjusted based on the reverse stock split ratio selected by the Board of Directors.

Actual adjustments to stock option and other equity awards held by employees and directors will be determined by the Board of Directors.

Effect on Registered and Beneficial Holders of our Common Stock

Upon a reverse stock split, we intend to treat stockholders holding our common stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Owners of our Convertible Securities

If you are a holder of our Series B preferred stock or our 5.25% Convertible Subordinated Notes, the number of shares of common stock into which each convertible security may be converted will be adjusted proportionately based on the reverse stock split ratio determined by the Board of Directors.

Effect on Registered “Book-entry” Holders of Common Stock

Our registered holders of common stock may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold registered shares in book-entry form, you do not need to take any action to receive your post-reverse stock split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-reverse stock split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold following the reverse stock split.

•	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the effective date. By signing and cashing this check, you will warrant that you owned the shares for which you received a cash payment. This cash payment is subject to applicable federal and state income tax and state abandoned property laws. In addition, you will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date you receive your payment.

Effect on Registered Certificated Shares

•	Some of our registered stockholders hold all their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, Mellon Investor Services LLC, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent. Upon receipt of your stock certificate(s), you will be issued the appropriate number of shares electronically in book-entry form under the direct registration system.

•	No new shares in book-entry form will be issued to you until you surrender your outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent.

•	If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Fractional Shares.”

At any time after receipt of your direct registration system statement, you may request a stock certificate representing your ownership interest.

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Authorized Shares

The reverse stock split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire common stock. Upon the effectiveness of the reverse stock split, the number of authorized shares of common stock that are not issued or outstanding would increase due to the reduction in the number of shares of common stock issued and outstanding based on the reverse stock split ratio selected by the Board of Directors. As of October 18, 2004, we had 2,000,000,000 shares of authorized common stock and approximately 460,062,306 shares of common stock issued and outstanding. We will continue to have 5,000,000 authorized shares of preferred stock, of which 100,000 shares of Series B preferred stock are issued and outstanding at this time. Authorized but unissued shares will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of common stock will be diluted.

Accounting Matters

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio selected by the Board of Directors, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss will be restated because there will be fewer shares of common stock outstanding.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect. For example, the issuance of a large block of common stock could dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of our company with another company. However, the reverse stock split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of common stock or obtain control of our company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our Restated Certificate of Incorporation. Other than the proposal for the reverse stock split, the Board of Directors does not currently contemplate recommending the adoption of any other amendments to our Restated Certificate of Incorporation that could be construed to reduce or interfere with the ability of third parties to take over or change the control of our company.

Procedure for Effecting Reverse Stock Split

If our stockholders approve the reverse stock split proposal and the Board of Directors decides to implement the reverse stock split at any time prior to December 16, 2005, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend our existing Restated Certificate of Incorporation. The reverse stock split will become effective on the date and at the time specified in the Certificate of Amendment, which is referred to as the “effective date.” Beginning on the effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment would be substantially in the form attached as Exhibit A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board of Directors deems necessary and advisable to effect the reverse stock split, including the ratio selected by the Board of Directors for the reverse stock split.

No Appraisal Rights

Under the General Corporation Law of the State of Delaware, our stockholders are not entitled to appraisal rights with respect to the reverse stock split, and we will not independently provide stockholders with any such right.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Other than the cash payments for fractional shares discussed below, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-reverse stock split shares for post-reverse stock split shares pursuant to the reverse stock split. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split (including any fraction of a post-reverse stock split share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. In general, stockholders who receive cash in exchange for their fractional share interests in the post-reverse stock split shares as a result of the reverse stock split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split. The receipt of cash instead of a fractional share of common stock by a United States holder of common stock will result in a taxable gain or loss to such holder for federal income tax purposes based upon the difference between the amount of cash received by such holder and the adjusted tax basis in the fractional shares as set forth above. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the effective date.

Our view regarding the tax consequences of the reverse stock split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE STOCK SPLIT.

Vote Required

The affirmative vote of a majority in voting power of the shares of our common stock and our Series B preferred stock outstanding as of the record date, voting together as a single class, is required for approval of this proposal. An abstention will have the effect of a vote against the proposal.

Your Board of Directors unanimously recommends a vote “FOR” the proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-ten to one-for-thirty at any time prior to December 16, 2005.

PROPOSAL 3

APPROVAL OF AMENDMENT AND RESTATEMENT OF 1995 STOCK OPTION/STOCK

ISSUANCE PLAN

Our stockholders are being asked to approve an amendment and restatement of our 1995 Stock Option/Stock Issuance Plan, or 1995 Plan, that will effect the following changes:

(i) expand the types of stock-based awards available under the 1995 Plan so as to include stock appreciation rights, restricted stock units and other stock-based awards which vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or, in the case of certain restricted stock units or other stock-based awards, become payable upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with us;

(ii) designate a series of performance criteria that our Compensation Committee may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the 1995 Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code, as explained in more detail below;

(iii) increase the number of shares for which an individual may receive options, stock appreciation rights and other stock-based awards in his or her initial year of hire to 7,000,000;

(iv) implement a limit on the number of shares of common stock for which incentive stock options may be granted under the 1995 Plan;

(v) provide that options and other awards shall accelerate in the event of an acquisition of the company by friendly tender offer to the stockholders unless the options and awards continue to remain in effect following such acquisition;

(vi) amend the cancellation and regrant provisions of the 1995 Plan to allow cancellation of options or stock appreciation rights for consideration payable in cash or our equity securities;

(vii) establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the 1995 Plan, and not by the gross number of shares subject to the awards made thereunder;

(viii) extend the term of the 1995 Plan to October 14, 2014;

(ix) bring the provisions of the 1995 Plan into compliance with recent changes in the NASDAQ requirements for listed companies and the Internal Revenue Service regulations applicable to plans under which incentive stock options may be granted and the accounting rules applicable to the company; and

(x) make certain other changes to the 1995 Plan to facilitate administration of the 1995 Plan.

Our Board of Directors approved the amendment of the 1995 Plan on October 18, 2004, subject to stockholder approval at the annual meeting. The board believes that options and other equity-based incentives are critical to attracting and retaining the most qualified employee candidates for the company. The 1995 Plan serves as an important part of the compensation package that we offer to our employees. Awards under the 1995 Plan provide our employees with an opportunity to acquire or increase their ownership stake in i2. This creates a strong incentive to work hard for our growth and success and encourages our employees to continue their employment with us.

In addition to the 1995 Plan, we also maintain the 2001 Non-Officer Stock Option/Stock Issuance Plan, or 2001 Plan, pursuant to which 20,000,000 additional shares of our common stock have been reserved for issuance to eligible individuals in our service or the service of our subsidiaries. Such eligible individuals include our continuing employees (other than executive officers) and independent consultants. In addition, newly-hired employees may receive an award under the 2001 Plan in connection with their commencement of employment with us. Awards under the 2001 Plan may be either in the form of stock option grants or direct stock issuances with exercise or issue prices at, above or below the fair market value of our common stock on the award date. No option grants will have a maximum term in excess of ten (10) years, and each option grant or direct stock issuance will generally vest over one or more years of service. However, upon certain changes in control or ownership, those options and stock issuances may vest in whole or in part on an accelerated basis. The remaining provisions of the 2001 Plan are substantially the same as those summarized below for the discretionary grant and stock issuance programs of the 1995 Plan, except that stock appreciation rights are not authorized under the 2001 Plan. As of October 18, 2004, options to purchase 13,841,465 shares of our common stock were outstanding under the 2001 Plan, 136,075 shares of our common stock had been issued under such plan, and 6,022,460 shares of our common stock remained available for future issuance.

Summary of the 1995 Stock Option/Stock Issuance Plan

The following is a summary of the principal features of the 1995 Plan, as most recently amended by the board. This summary, however, does not purport to be a complete description of all the provisions of the 1995 Plan. A copy of the 1995 Plan is attached as Annex A hereto. The 1995 Plan serves as the successor to our 1992 Stock Option Plan which we terminated at the time of adoption of the 1995 Plan. All outstanding options under the 1992 Stock Option Plan at the time of such termination were transferred to the 1995 Plan.

Equity Incentive Programs

The 1995 Plan contains three separate equity incentive programs: (i) a Discretionary Grant Program, (ii) a Stock Issuance Program and (iii) an Automatic Option Grant Program. The principal features of these programs are described below. The Compensation Committee, the Options Committee and the Board of Directors each have separate but concurrent authority to administer the Discretionary Grant and Stock Issuance Programs. The Options Committee has the power and authority, with certain limited exceptions, to select the eligible individuals who are to receive option grants under the 1995 and 2001 Plans; to determine the number of shares of common stock subject to each such award (subject to the periodic corporate pool of shares authorized by the Compensation Committee and a limitation of 200,000 shares per individual each calendar year); to determine the exercise schedule in effect for each such option; and to determine the maximum term for which each option may remain outstanding. The Board has established a pool of shares that the Options Committee may use to grant options and stock issuances under the Discretionary Grant Program to eligible individuals. From time to time, the Board of Directors may revise the number of shares in the pool.

The term “Plan Administrator,” as used in this summary, will mean either the Compensation Committee, the Options Committee or the Board of Directors to the extent each such entity is acting within the scope of its administrative authority under the 1995 Plan. The Plan Administrator will have complete discretion (subject to the provisions of the 1995 Plan) to authorize discretionary grants of options, stock appreciation rights, stock issuances and other stock awards under the 1995 Plan. However, all grants under the Automatic Option Grant Program will be made in strict compliance with the provisions of that program, and no administrative discretion will be exercised by the Plan Administrator with respect to the grants made thereunder.

Share Reserve

From inception of the 1995 Plan through October 18, 2004, an aggregate of 295,105,316 shares of common stock have been reserved for issuance over the term of the 1995 Plan. In addition, on the first trading day of each calendar year during the term of the 1995 Plan, the number of shares of common stock available for issuance under the 1995 Plan will automatically increase by an amount equal to five percent of the sum of (i) the total number of shares of our common stock outstanding on the last trading day of the immediately preceding calendar year, plus (ii) the total number of shares of common stock repurchased by us on the open market during the immediately preceding calendar year pursuant to a stock repurchase program. In no event will any annual increase exceed (i) 40,000,000 shares of common stock or (ii) such lesser number of shares determined by the board. The maximum number of shares for which incentive stock options may be granted under the 1995 Plan will be limited to 295,105,316 shares.

No participant in the 1995 Plan may receive option grants, stand-alone stock appreciation rights, direct stock issuances or other stock-based awards for more than 4,000,000 shares per calendar year; provided, however, that such limit shall be 7,000,000 shares for awards made to a participant in his or her initial year of hire. Stockholder approval of this proposal will constitute approval of such share limitations. These limitations will assure that any deductions to which we would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program with an exercise price (or base price) per share equal to the fair market value per share of our common stock on the grant date or the subsequent sale of the shares purchased under those awards will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m) of the Internal Revenue Code. One or more shares issued under the Stock Issuance Program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by our Compensation Committee and vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 1995 Plan may be drawn from shares of our authorized but unissued shares of such common stock or from shares of such common stock reacquired by us, including shares repurchased on the open market.

As of October 18, 2004, 91,227,582 options and rights to purchase shares of our common stock were outstanding under the 1995 Plan, 106,480,065 shares of common stock had been issued under the 1995 Plan, and 97,397,669 shares of common stock remained available for future grants. In addition, options to purchase 13,841,465 shares of our common stock were outstanding under the 2001 Plan.

Shares subject to any outstanding options or other awards under the 1995 Plan which expire or otherwise terminate prior to the issuance of shares under those awards and unvested shares issued under the 1995 Plan and subsequently repurchased by us, at a price not greater than the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 1995 Plan, will be available for reissuance.

The following additional share counting provisions will be in effect under the 1995 Plan, effective as of December 17, 2004, if this Proposal is approved by the stockholders:

(i) Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 1995 Plan will be reduced by the net number of shares issued under the exercised option.

(ii) Should shares of common stock otherwise issuable under the 1995 Plan be withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of common stock available for issuance under the 1995 Plan will be reduced only by the net number of shares issued under the exercised option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding will in effect constitute a cash bonus under the 1995 Plan, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the fair market value of the withheld shares, and will not be treated as an issuance and immediate repurchase of those shares.

(iii) Upon the exercise of any stock appreciation right granted under the 1995 Plan, the share reserve will only be reduced by the net number of shares actually issued upon such exercise, and not by the gross number of shares as to which such stock appreciation right is exercised.

In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without our receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 1995 Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share reserve increase feature, (iii) the maximum number and/or class of securities for which incentive stock options may be issued, (iv) the number and/or class of securities for which any one person may be granted options, stand-alone stock appreciation rights, direct stock issuances or other stock-based awards per calendar year, (v) the number and/or class of securities for which automatic option grants are to be subsequently granted to eligible directors, (vi) the number and/or class of securities and the exercise price or base price per share in effect under each outstanding option (including any options granted under the predecessor 1992 Stock Plan, which were incorporated into the 1995 Plan) or stock appreciation right, and (vii) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 1995 Plan.

Eligibility

Officers and employees, as well as consultants and other independent advisors, in our employ or in the employ of our parent or subsidiaries (whether now existing or subsequently established), non-employee members of the board and the Board of Directors of our parent or subsidiaries are eligible to participate in the Discretionary Grant and Stock Issuance Programs. Only non-employee members of the board are eligible to participate in the Automatic Option Grant Program.

As of October 15, 2004, nine executive officers, approximately 2,087 other employees and six non-employee board members were eligible to participate in the 1995 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 1995 Plan will be the closing selling price per share on that date on the over-the-counter market. As of October 22, 2004, the closing selling price per share was $0.69.

Discretionary Grant Program

Under the Discretionary Grant Program, eligible persons may be granted options to purchase shares of our common stock or stock appreciation rights tied to the value of the common stock. The Plan Administrator has complete discretion under the Discretionary Grant Program to determine which eligible individuals receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which any option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price determined by the Plan Administrator but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Upon cessation of service, the optionee will have a limited period of time during which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The amended 1995 Plan will allow the issuance of three types of stock appreciation rights under the discretionary grant program:

•	Tandem stock appreciation rights provide the holders with the right to surrender their options for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

•	Stand-alone stock appreciation rights allow the holders to exercise those rights as to a specific number of shares of our common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate base price in effect for those shares. The base price per share may not be less than the fair market value per share of our common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of ten years.

•	Limited stock appreciation rights may be included in one or more grants made under the discretionary grant program. Upon the successful completion of a hostile tender offer for more than 50% of our outstanding voting securities, each outstanding option with such a limited stock appreciation right may be surrendered to us in return for a distribution per surrendered option share equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option.

The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may, at the discretion of the plan administrator, be made in cash or in shares of our common stock. All payments with respect to exercised limited stock appreciation rights will be made in cash.

As of October 18, 2004, there were no stock appreciation rights outstanding under the 1995 Plan.

The Plan Administrator has the authority to effect the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program and to grant in exchange one or more of the following: (i) new options or stock appreciation rights covering the same or a different number of shares of common stock but with an exercise or base price per share based on the fair market value per share of the common stock on the new grant date or (ii) cash or shares of common stock, whether vested or unvested, having a value based on the value of the cancelled options or stock appreciation rights. The Plan Administrator also has the authority to reduce the exercise or base price of one or more outstanding options or stock appreciation rights to the then current fair market value per share of common stock or issue new options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding options or stock appreciation rights with a higher exercise or base price.

Stock Issuance Program

Shares may be issued under the Stock Issuance Program at a price per share of not less than 85% of the fair market value per share of common stock, payable in cash or through a promissory note payable to us or such other valid consideration as the Plan Administrator deems appropriate. Shares also may be issued solely as a bonus for past services. In addition, restricted shares of common stock may be issued under the Stock Issuance Program that vest in one or more installments over the recipient’s period of service with us or upon attainment of specified performance objectives. Shares of our common stock may also be issued under the program pursuant to share right awards or restricted stock units which entitle the recipients to receive those shares, without cash outlay, upon the attainment of designated performance goals or the completion of a prescribed service period or upon the expiration of a designated time period following the vesting of those awards or units, including (without limitation), a deferred distribution date following the termination of the recipient’s service with us.

The Plan Administrator will have complete discretion under the program to determine which eligible individuals are to receive such stock issuances, restricted stock units or other stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award and the vesting schedule to be in effect for the issuance or award. The shares issued may be fully and immediately vested upon issuance or may vest upon the completion of a designated service period or the attainment of pre-established performance goals.

In order to assure that the compensation attributable to one or more restricted stock issuances, restricted stock units or other stock-based awards under the Stock Issuance Program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Internal Revenue Code Section 162(m), the Plan Administrator will also have the discretionary authority to structure one or more restricted stock issuances, restricted stock units or other stock-based awards so that the shares of common stock subject to those issuances, units or awards will vest only upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of our common stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals; (9) budget comparisons; (10) implementation or completion of critical projects or processes; (11) measures of customer satisfaction; (12) any combination of, or a specified increase in, any of the foregoing; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base. In addition, such performance goals may be based upon the attainment of specified levels of our performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of our business units or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.

The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares or awards outstanding under the Stock Issuance Program, provided those shares or awards were not intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of our common stock will actually be issued in satisfaction of those units or awards, if the performance goals or service requirements established for such units or awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of our common stock in satisfaction of one or more outstanding restricted stock units or other stock based awards as to which the designated performance goals or service requirements are not attained, provided those units or awards were not intended at the time of issuance to qualify as performance-based compensation under Section 162(m).

Automatic Option Grant Program

Each individual who first becomes a non-employee board member will automatically be granted at that time an option for 8,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee board member after such meeting will automatically be granted, on the date of that meeting, an option to purchase 8,000 shares of common stock, provided such individual has served as a non-employee board member for at least six months. There will be no limit on the number of such 8,000-share option grants that any individual eligible non-employee board member may receive over his or her period of continued board service. Stockholder approval of this proposal will constitute pre-approval of each option granted on or after the date of this meeting pursuant to the provisions of the Automatic Option Grant Program and the subsequent exercise of that option in accordance with its terms.

Each option will have an exercise price per share equal to 100% of the fair market value per share of common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but any purchased shares will be subject to repurchase by us, at the exercise price paid per share, upon the optionee’s cessation of board service. Each option grant will vest (and our repurchase rights will lapse) in four (4) equal annual installments over the optionee’s period of board service, with the first such installment to vest one (1) year from the option grant date. Following the optionee’s cessation of board service for any reason, each option then vested will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

The shares subject to each automatic option grant will vest immediately upon the optionee’s death or permanent disability or an acquisition of us by merger or asset sale or a hostile take-over of our company (whether by successful tender offer for more than 50% of our outstanding voting stock or by proxy contest for the election of board members). In addition, upon the successful completion of a hostile take-over, each automatic option grant may be surrendered to us for a cash distribution per surrendered option share in an amount equal to the excess of (a) the take-over price per share over (b) the exercise price payable for such share.

General Provisions

Acceleration. In the event we experience a change of control (whether through a merger, asset sale or friendly tender offer for our shares), each outstanding option or stock appreciation right under the Discretionary Grant Program will automatically accelerate in full, unless (i) the option or stock appreciation right is assumed by the successor corporation or replaced with a comparable option or stock appreciation right for shares of the capital stock of the successor corporation or otherwise continued in effect or (ii) the option or stock appreciation right is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option or stock appreciation right (the excess of the fair market value of those shares over the exercise or base price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all unvested shares outstanding under the Discretionary

Grant and Stock Issuance Programs will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the Stock Issuance Program will vest as to the number of shares of our common stock subject to such unit or award upon the occurrence of a change of control, unless the unit or award is assumed by the successor corporation or otherwise continued in effect.

The Plan Administrator will have the discretion to structure one or more options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights will vest as to all the shares subject to those options or stock appreciation rights immediately upon a change in control (whether or not those options or stock appreciation rights are to be assumed or otherwise continued in effect) or a subsequent termination of the individual’s involuntary termination within a designated period following the change in control. The Plan Administrator may also structure stock issuances, restricted stock units or other stock-based awards under the Stock Issuance Program so that those issuances or awards will immediately vest (or vest and become issuable) upon an acquisition or upon the subsequent involuntary termination of the individual’s service. The Plan Administrator will have the discretionary authority to extend the change in control provisions to one or more outstanding options.

Options granted under the Discretionary Grant Program prior to January 16, 2001 that are assumed or replaced in connection with an acquisition of our company by merger or asset sale and restricted shares issued under the Stock Issuance Program prior to January 16, 2001 which do not vest at the time of the acquisition will accelerate in full in the event the individual’s service is subsequently terminated within 18 months following the acquisition.

In connection with a hostile change in control of our company (whether by successful tender offer for more than 50% of the outstanding voting stock or by proxy contest for the election of board members), the Plan Administrator will have the discretionary authority to provide for automatic acceleration of outstanding options and stock appreciation rights under the Discretionary Grant Program and the automatic vesting of outstanding shares or restricted stock units or other share rights awards under the Stock Issuance Program either at the time of such change in control or upon the subsequent involuntary termination of the individual’s service.

The acceleration of vesting in the event of a change in the ownership or control of our company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, takeover attempt or other efforts to gain control of our company.

Financial Assistance. The Plan Administrator may permit one or more participants to pay the exercise price of outstanding options or the purchase price of shares under the 1995 Plan by delivering a promissory note payable in installments. The Plan Administrator will determine the terms of any such promissory note. However, the maximum amount of financing provided any participant may not exceed the cash consideration payable for the issued shares plus all applicable taxes incurred in connection with the acquisition of the shares. Any such promissory note may be subject to forgiveness in whole or in part, at the discretion of the Plan Administrator, over the participant’s period of service.

Special Tax Election. The Plan Administrator may provide one or more holders of options, stock appreciation rights, vested or unvested stock issuances, restricted stock units or any other stock-based awards under the 1995 Plan with the right to have us withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding tax liability incurred by such individuals in connection with the exercise of those options or stock appreciation rights, the issuance of vested shares or the vesting of unvested shares issued to them. Alternatively, the Plan Administrator may allow such individuals to deliver previously acquired shares of common stock in payment of such tax liability.

Amendment and Termination. The board may amend or modify the 1995 Plan in any or all respects whatsoever subject to any required stockholder approval. The board may terminate the 1995 Plan at any time, and the 1995 Plan will in all events terminate on October 14, 2014.

Stock Awards. The table below shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to options granted between January 1, 2003 and October 18, 2004 under the 1995 Plan together with the weighted-average exercise price payable per share. No stock appreciation rights have been granted under the 1995 Plan.

OPTION TRANSACTIONS

Name and Position	Number of Option Shares	Weighted- Average Exercise Price
Sanjiv S. Sidhu, Chairman of the Board, Chief Executive Officer and President	0	$0
Shigeru Nakane, President, Greater Asia-Pacific Region	977,500	1.952
Pallab K. Chatterjee, President, Solution Operations	1,313,500	1.753
Robert G. Bearden, Executive Vice President and President, Americas Region	437,209	1.993
James N. Contardi, Executive Vice President and President, EMEA Region	300,000	1.617
Harvey B. Cash, Director	108,000	1.233
Robert L. Crandall, Director	108,000	1.233
Pranav V. Parikh, Director	0	—
Richard L. Clemmer, Director	100,000	0.82
Michael E. McGrath, Director	100,000	0.71
Michael S. Diament, Director	0	—
All current executive officers as a group (8 persons)	5,568,219	1.652
All non-employee directors as a group (6 persons)	416,000	1.008
All employees, including current officers who are not executive officers as a group (approximately 2,358 persons)	40,782,910	1.646

The following table shows, as to each of our executive officers named in the Summary Compensation Table and the various indicated individuals and groups, the number of shares of common stock subject to stock-based awards under the Stock Issuance Program between January 1, 2003 and October 18, 2004. The fair market value of the common stock on October 22, 2004 was $0.69 per share.

STOCK AWARDS

Name and Position	Number of Shares	Weighted- Average Exercise Price
Sanjiv S. Sidhu, Chairman of the Board, Chief Executive Officer and President	0	—
Shigeru Nakane, President, Greater Asia-Pacific Region	0	—
Pallab K. Chatterjee, President, Solution Operations	150,000	—
Robert G. Bearden, Executive Vice President and President, Americas Region	0	—
James N. Contardi, Executive Vice President and President, EMEA Region	5,000	—
Harvey B. Cash, Director	0	—
Robert L. Crandall, Director	0	—
Pranav V. Parikh, Director	0	—
Richard L. Clemmer, Director	0	—
Michael E. McGrath, Director	0	—
Michael S. Diament, Director	0	—
All current executive officers as a group (8 persons)	690,000	—
All non-employee directors as a group (6 persons)	0	—
All employees granted stock awards, including current officers who are not executive officers as a group (approximately 189 persons)	2,090,900	—

Federal Income Tax Consequences

The following is only a summary of the principal United States Federal income taxation consequences applicable to the participant and the company with respect to the awards under the 1995 Plan. This summary is not intended to be exhaustive and among other things, does not discuss the tax consequences of a participant’s death or the income tax laws of any city, state or foreign country in which the participant may reside.

Option Grants

Options granted under the 1995 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code, or the Code, or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will we be allowed a deduction with respect to the optionee’s disposition of the purchased shares.

Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. In general, the optionee will recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. In addition, the optionee will be required to satisfy the tax withholding requirements applicable to such income.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by us in the event of the optionee’s termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Income Tax Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will, in general, be allowed for our taxable year in which such ordinary income is recognized by the holder.

Stock Appreciation Rights

No taxable income is recognized upon receipt of a stock appreciation right. However, the holder will recognize ordinary income in the year of exercise equal to the amount of the appreciation distribution and the holder will have to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the appreciation distribution for the taxable year in which the ordinary income is recognized by the optionee.

Direct Stock Issuance

The tax principles applicable to direct stock issuances under the 1995 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Restricted Stock Units

No taxable income is recognized upon receipt of a restricted stock unit. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income.

We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with the disqualifying disposition of incentive stock option shares or the exercise of non-statutory options granted with exercise prices equal to the fair market value of the shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid under the 1995 Plan with respect to such dispositions or exercises will remain deductible by us without limitation under Section 162(m) of the Income Tax Code. However, any compensation deemed paid by us in connection with shares issued under the Stock Issuance Program will be subject to the $1 million limitation, unless the vesting of the shares is tied solely to one or more of the performance milestones described above.

Accounting Treatment

Under the accounting principles currently in effect, option grants under the Discretionary Grant and Automatic Option Grant Programs with exercise prices equal to the fair market value of the option shares on the grant date will not result in any direct charge to our reported earnings. However, the fair value of those options is required to be disclosed in the notes to our financial statements, and we must also disclose, in footnotes to the financial statements, the pro forma impact those options would have upon our reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining our earnings per share on a fully diluted basis.

Option grants made under the 1995 Plan with exercise less than the fair market value of the shares on the grant date will result in a direct compensation expense in an amount equal to the excess of such fair market value over the exercise price. The expense must be amortized against our earnings over the period that the option shares or issued shares are to vest.

Option grants made to non-employee consultants under the 1995 Plan will result in a direct charge to our reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option and the vesting date of each installment of the option shares.

Should one or more individuals be granted tandem or stand-alone stock appreciation rights under the 1995 Plan, then such rights would result in a compensation expense to be charged against our reported earnings. Accordingly, at the end of each fiscal quarter, the amount, if any, by which the fair market value of the shares of common stock subject to such outstanding stock appreciation rights has increased from the prior quarter-end would be accrued as compensation expense, to the extent such fair market value is in excess of the aggregate exercise price in effect for those rights. However, we do not presently intend to grant any stock appreciation rights which would result in such mark to market accounting.

Direct stock issuances under the 1995 Plan will result in a direct charge to our reported earnings equal to the excess of the fair value of the shares on the issuance date over the cash consideration (if any) paid for such shares. If the shares are unvested at the time of issuance, then any charge to our reported earnings will be amortized over the vesting period. However, if the vesting of the shares is tied solely to performance milestones, then the issuance of those shares will be subject to mark to market accounting, and we will have to accrue compensation expense not only for the value of the shares on the date of issuance but also for all subsequent appreciation in the value of those which occurs prior to the vesting date. Similar accounting treatment will be in effect for any restricted stock units issued under the 1995 Plan.

The Financial Accounting Standards Board (FASB) has initiated a project to reconsider the appropriate accounting treatment for employee stock options and stock appreciation rights, such as those issuable under the 1995 Plan. FASB issued a draft proposal which requires expensing of options beginning July 2005 and changes the accounting treatment of stock appreciation rights. Under the proposal, employee options and stock appreciation rights are valued, as of the grant date or other appropriate measurement date, under an appropriate option valuation formula and such value is then charged as a direct compensation expense against the issuer’s reported earnings over a designated period such as the vesting period. Accordingly, the foregoing summary of the applicable accounting treatment for options and stock appreciation rights may substantially change in the event that the FASB proposal becomes effective.

New Plan Benefits

As of October 18, 2004, no options or stock appreciation rights had been granted and no stock or stock-based awards had been issued under the 1995 Plan on the basis of the proposed amendment for which stockholder approval is sought under this Proposal 3.

Vote Required

The affirmative vote of a majority of our outstanding voting shares present or represented by proxy and entitled to vote at this meeting is required for approval of the amendments to the 1995 Plan. Should such stockholder approval not be obtained, then none of the changes which the amendment would have otherwise made to the 1995 Plan will become effective. The 1995 Plan will, however, continue to remain in effect, and option grants and stock issuances may continue to be made pursuant to the provisions of the 1995 Plan prior to its amendment until the available reserve of common stock under the 1995 Plan is issued.

The Board of Directors recommends that the stockholders vote “FOR” the approval of the amendment to the 1995 Plan, and proxies executed and returned will be so voted unless contrary instructions are indicated thereon. The board believes that it is in our best interests to continue to have a comprehensive equity incentive program which will provide a meaningful opportunity for officers, employees, non-employee board members and consultants to acquire a substantial proprietary interest in the enterprise and thereby encourage such individuals to remain in our service and more closely align their interests with those of our stockholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock and Series B preferred stock as of October 18, 2004 by (1) each person who is known by us to own beneficially more than five percent of our common stock or Series B preferred stock, (2) each of our directors, (3) each of the executive officers named in the Summary Compensation Table that are currently our executive officers, and (4) all executive officers and directors as a group.

	Common Stock			Series B Preferred Stock
Name	Shares Beneficially Owned(1)		Percent	Shares Beneficially Owned(1)		Percent
Amalgamated Gadget, L.P.	140,281,360	(2)	24.70%	100,000	(2)	100%
Sanjiv S. Sidhu	137,722,564	(3)	29.94	—		—
Pallab K. Chatterjee	2,810,821	(4)	*	—		—
Harvey B. Cash	108,999	(5)	*	—		—
Robert L. Crandall	131,748	(6)	*	—		—
Pranav V. Parikh	0		*	—		—
Richard L. Clemmer	20,420	(7)	*	—		—
Michael E. McGrath	8,920	(8)	*	—		—
Michael S. Diament	0		*	—		—
All executive officers and directors as a group (14 persons)	147,901,731	(9)	31.55%	—		—

*	Indicates less than 1%.
(1)	Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership of our common stock is based on 460,062,306 shares of our common stock outstanding as of October 18, 2004. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of our common stock that may be acquired upon the exercise of options or the conversion of Series B preferred stock held by that person that are currently exercisable or convertible or will become exercisable or convertible within 60 days following October 18, 2004 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated in the footnotes to this table, the address for each person named in this table is 11701 Luna Road, Dallas, Texas 75234.
(2)	The 140,281,360 shares of common stock include 107,991,360 shares issuable upon conversion of the shares of Series B preferred stock to common stock. Based on information in a Schedule 13D/A filed by Amalgamated Gadget, L.P., a Texas limited partnership (“Amalgamated”) on June 8, 2004, both the shares of common stock and the shares of Series B preferred stock were purchased by Amalgamated for and on behalf of R2 Investments, LDC (“R2”) pursuant to an investment management agreement. Pursuant to such agreement, Amalgamated, acting through its general partner, Scepter Holdings, Inc., a Texas corporation (“Scepter”), has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. As the sole general partner of Amalgamated, Scepter has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. Geoffrey Raynor, as the President and sole shareholder of Scepter, has the sole power to vote or to direct the vote and to dispose or to direct the disposition of the shares of common stock. R2 has no beneficial ownership of the shares of common stock. The address of Amalgamated is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.
(3)	Includes 20,567,915 shares held by Sidhu-Singh Family Investments, Ltd., of which Mr. Sidhu is a general partner, and 30,000 shares held by the Sidhu-Singh Family Foundation, of which Mr. Sidhu is a trustee. The address of Mr. Sidhu and the entities that he controls is 11701 Luna Road, Dallas, Texas 75234.

(4)	Includes 2,493,471 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.
(5)	Consists of 108,999 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.
(6)	Consists of 131,748 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.
(7)	Includes 8,920 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.
(8)	Consists of 8,920 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.
(9)	Includes 8,793,024 shares subject to options currently exercisable or exercisable within 60 days following October 18, 2004.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Directors and Executive Officers

Set forth below is certain biographical information concerning our directors and executive officers as of October 18, 2004:

Name	Age	Position(s) Held
Sanjiv S. Sidhu	47	Chairman of the Board, Chief Executive Officer and President

Pallab K. Chatterjee	53	President, Solution Operations

M. Katy Murray	36	Executive Vice President and Chief Financial Officer

Robert C. Donohoo	43	Senior Vice President, Secretary and General Counsel

Adrianne Court	37	Senior Vice President, Human Resources

Hiten D. Varia	47	Executive Vice President and President, Greater Asia-Pacific Region

Steven Minisini	44	Executive Vice President and President, Americas Region

William M. Beecher	47	Executive Vice President

Harvey B. Cash	66	Director

Robert L. Crandall	68	Director

Pranav V. Parikh	31	Director

Richard L. Clemmer	53	Director

Michael E. McGrath	55	Director

Michael S. Diament	36	Director

Mr. Sidhu founded i2 Technologies in 1988 and has served as our Chairman of the Board since our incorporation in 1989. In April 2002, Mr. Sidhu assumed the roles of Chief Executive Officer and President. He had previously served as our Chief Executive Officer from December 1994 until May 2001.

Dr. Chatterjee joined us in January 2000 as Chief Operating Officer and subsequently became Executive Vice President and then President, Solution Operations. From January 1976 until joining us, Dr. Chatterjee served in several key executive officer positions with Texas Instruments, most recently as Senior Vice President and Chief Information Officer. Mr. Chatterjee is also a director of a privately-held company.

Ms. Murray joined us in February 1998 as Manager of Financial Applications and became our Senior Director of Corporate Accounting in July 2001. From November 2002 until December 2003, Ms. Murray served as our Corporate Controller and Principal Accounting Officer. On January 1, 2004, Ms. Murray was appointed Executive Vice President and Chief Financial Officer. Prior to joining us, Ms. Murray was a Director of Accounting at First USA/Paymentech.

Mr. Donohoo joined us in September 1996 as our Corporate Counsel and was named Secretary in July 1999. In August 2002, he became our Senior Vice President and General Counsel. Prior to joining us, Mr. Donohoo was an associate at Shannon, Gracey, Ratliff & Miller, L.L.P. in Fort Worth, Texas.

Ms. Court joined us in October 1998 as Director, Facilities and served as a Vice President in various roles in our Human Resources department beginning in November 1999. In November 2002, Ms. Court became Vice

President, Human Resources and in January 2004, she became our Senior Vice President, Human Resources. Prior to joining us, Ms. Court was Director, Administration and Human Resources for Cardinal Health (West Hudson division).

Mr. Varia joined us in July 1995 as Vice President, Worldwide Consulting and became Executive Vice President, Worldwide Development in July 1998; in 1999, he served as our Executive Vice President and Chief Delivery Officer, and in 2002, he became our Chief Customer Officer. In April 2004, Mr. Varia became an Executive Vice President and President, Greater Asia-Pacific Region.

Mr. Minisini originally joined us as Vice President, i2 Canada in August 1996 and became our Senior Vice President, Automotive and Industrial business unit in 1997. In 2001, he became our Executive Vice President, Emerging Business until December 2001. After serving as a consultant at Waterstreet Management Group from January 2002 through April 2004, Mr. Minisini re-joined us in April 2004 as Executive Vice President of i2 and President, Americas Region.

Mr. Beecher joined us in May 1997 as Vice President, International Operations and became Executive Vice President, Operations in September 1998. In May 1999, Mr. Beecher became our interim Chief Financial Officer and in September 1999, was appointed Chief Financial Officer. Effective January 1, 2004, he resigned his position as Chief Financial Officer and retained his Executive Vice President title and now assists the company on specific projects. From April 1996 until joining us, Mr. Beecher was the Chief Financial Officer of Think Systems Corporation, which we acquired in May 1997.

Mr. Cash has served as a director since January 1996. Since 1986, Mr. Cash has served as general or limited partner of various venture capital companies affiliated with InterWest Partners, a venture capital firm. Mr. Cash currently serves on the board of directors of the following publicly-held companies: Ciena Corporation (optical networking systems and software), First Acceptance Corporation (real estate financial services), Silicon Laboratories, Inc. (semiconductors), Airspan Networks, Inc. (communications) and Staktek Holdings, Inc. (semiconductor memory high density packaging). Mr. Cash is also a director of several privately-held companies.

Mr. Crandall has served as a director since May 2001. Mr. Crandall served as Chairman of the Board, President and Chief Executive Officer of AMR Corporation, the parent company of American Airlines (air transportation), from 1985 to May 1998, when he retired. Mr. Crandall serves on the boards of Halliburton Company (energy services), Celestica, Inc. (electronics manufacturing services) and Anixter International (data communications products). Mr. Crandall is also a director of several privately-held companies.

Mr. Parikh has served as a director since June 2004. Mr. Parikh has been a Portfolio Manager for Q Investments, a private investment firm and company investor, since February 2000. From August 1999 through February 2000, Mr. Parikh was a Senior Analyst with CompUSA, an electronics retailer. Mr. Parikh is also a director of a privately-held company.

Mr. Clemmer has served as a director since June 2004. Mr. Clemmer has been Chairman and President of Venture Capital Technology LLC, a technology investment and consulting company, since February 2003 and a partner of Shelter Capital, a technology investment fund, since June 2004. From June 2001 through February 2003, he served in a variety of positions at PurchasePro.com, a provider of electronic procurement and strategic sourcing solutions, including Chairman, Chief Executive Officer and Chief Financial Officer. Mr. Clemmer was Executive Vice President, Finance and Chief Financial Officer of Quantum Corporation, a provider of hard disk drives and other storage solutions, from August 1996 through June 2001. Mr. Clemmer serves on the board of Agere Systems (semiconductors) and several privately-held companies.

Mr. McGrath has served as a director since August 2004. In 1976, Mr. McGrath co-founded Pittiglio Rabin Todd & McGrath (PRTM), a leading management consulting firm to technology-based companies. He spent 28 years with PRTM in various positions, retiring as Chairman and Chief Executive Officer of PRTM’s Atlantic Region in July 2004. Mr. McGrath is also a director of two privately-held companies.

Mr. Diament has served as a director since August 2004. Mr. Diament has been a Portfolio Manager for Q Investments, a private investment firm and company investor, since January 2001. From February 2000 through January 2001, Mr. Diament was a Senior Research Analyst for Sandell Asset Management, an investment management firm. From July 1998 through January 2000, he was a Vice President at Havens Advisors, an investment management firm. Mr. Diament serves on the board of Magellan Health Services (healthcare).

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The executive officers serve at the discretion of our Board of Directors.

James Contardi, our former Executive Vice President and President, EMEA Region, entered into a letter agreement with the company, dated February 5, 2004, providing that if Mr. Contardi’s employment terminates before July 2005 other than as a result of the officer’s voluntary resignation or termination for cause, he would be entitled to receive, in consideration for a release and waiver of claims against the company, (i) a severance payment of six months of base salary, (ii) a lump sum payment of $20,000 for benefits reimbursement, and (iii) relocation services for Mr. Contardi and his family in accordance with the company’s expatriate relocation policy. The term of the agreement expires upon the earlier to occur of (i) July 15, 2004, or (ii) Mr. Contardi’s relocation to the United States. Mr. Contardi voluntarily resigned his position with the company effective October 18, 2004.

Robert Bearden, our former Executive Vice President and President, Americas Region, entered into a letter agreement with the company, dated April 30, 2004, in which Mr. Bearden resigned his position with the company. The company agreed to pay Mr. Bearden $75,000 in consideration for Mr. Bearden assisting with the transition of his responsibilities through April 30, 2004. Mr. Bearden also agreed to cooperate in future investigations and litigation relating to the company. The letter agreement included a mutual non-disparagement provision.

Certain provisions of the 1995 Plan may have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. The Plan Administrator under the 1995 Plan may structure one or more outstanding options granted to our executive officers so that these options immediately accelerate in the event the executive officers are terminated involuntarily within a designated period (not to exceed 18 months) following the effective date of any change in control. All options granted under the 1995 Plan prior to January 16, 2001 provide for immediate acceleration in the event the optionee is involuntarily terminated within 18 months following the effective date of any change of control.

We have entered into indemnification agreements with all of our executive officers. We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by our Chief Executive Officer during 2003 and our four most highly-paid executive officers who were serving as executive officers at December 31, 2003. The table includes three individuals who were executive officers during fiscal year 2003, but resigned their positions with the company in 2004.

			Annual Compensation				Long-Term Compensation					All Other Compensation (2)
Name and Principal Position	Fiscal Year		Salary		Bonus		Restricted Stock Awards (1)			Securities Underlying Options
Sanjiv S. Sidhu Chairman of the Board, Chief Executive Officer and President	2003 2002 2001		$	— — 118,759	$	— — —	$	— — —		— — —		$13,262 4,380 167,115	(3) (3) (4)

Shigeru Nakane (5) President, Greater Asia-Pacific Region	2003 2002 2001	(6) (7) (8)		418,467 339,740 188,105		189,638 469,400 400,423		— 315,000 —	(9)	977,500 1,650,000 600,000		274,889 — 170,648	(10) (11)

Pallab K. Chatterjee President, Solution Operations	2003 2002 2001			350,000 197,404 144,865		108,750 349,376 282,990		— 315,000 —	(9)	1,113,500 600,000 820,000		— — —

Robert G. Bearden (12) Executive Vice President and President, Americas Region	2003 2002 2001			300,000 259,039 172,404		417,875 320,986 451,136		— — —		437,209 457,500 284,800		— — —

James N. Contardi (13) Executive Vice President and President, EMEA Region	2003 2002 2001			198,878 101,314 144,428		130,129 115,803 81,881		— 135,000 —	(9)	200,000 250,000 204,000	(16)	230,753 228,505 —	(14) (15)

(1)	One third of Restricted Stock Awards vest after one year, the remaining two thirds vest after two years.
(2)	Excludes perquisites and other personal benefits for executive officers, other than Messrs. Sidhu, Nakane and Contardi, because the aggregate amounts thereof do not exceed 10% of such officers’ total salary and bonus in the applicable year.
(3)	Represents amounts provided to Mr. Sidhu to cover his employee-related costs of health and welfare benefits.
(4)	Represents expenses paid on the officer’s behalf, of which $165,573 is related to personal tax and estate planning and $1,542 is related to premiums paid by us with respect to a short-term life insurance policy on the life of Mr. Sidhu, the proceeds of which are payable to Mr. Sidhu’s personally-designated beneficiaries.
(5)	Mr. Nakane became our employee on March 15, 2001 and resigned his position with us on March 31, 2004.
(6)	In 2003, Mr. Nakane was paid his salary in Japanese Yen and bonus in Japanese Yen and US Dollars and the value of Other Compensation received by him was calculated in Japanese Yen and US Dollars. For this Summary Compensation Table, the amounts paid in Yen were converted to US Dollars at the closing Yen to Dollar exchange rate of 108.73 applicable on December 31, 2003, the final trading day of 2003.
(7)	In 2002, Mr. Nakane was paid his salary and bonus in Japanese Yen. For this Summary Compensation Table, these amounts were converted to US Dollars at the closing Yen to Dollar exchange rate of 119.76 applicable on December 31, 2002, the final trading day of 2002.
(8)	In 2001, Mr. Nakane was paid his salary and bonus in Japanese Yen and the value of Other Compensation received by him was calculated in Japanese Yen. For this Summary Compensation Table, these amounts were converted to US Dollars at the closing Yen to Dollar exchange rate of 131.85 applicable on December 28, 2001, the final trading day of 2001.
(9)	Restricted Shares granted on a date on which the share price was $0.90 per share.
(10)	$250,000 in compensation is relocation assistance for Mr. Nakane’s 2002 relocation to the United States; $16,175 is for a car allowance; $6,974 is for a sales incentive trip; $1,242 is imputed income for group term life insurance; $498 is the employee portion of Medicare that the company paid.

(11)	Represents the value of payment for a club membership.
(12)	Mr. Bearden resigned his position with us effective April 30, 2004.
(13)	Mr. Contardi’s initial employment with us terminated on October 22, 2001. Mr. Contardi was re-hired by us on June 24, 2002 and resigned his position with us effective October 18, 2004.
(14)	$216,827 in compensation is associated with allowances related to Mr. Contardi’s ex-patriate status; $13,296 in compensation is for a car allowance.
(15)	$228,505 in compensation is associated with allowances related to Mr. Contardi’s ex-patriate status.
(16)	Of the options granted to Mr. Contardi in 2001, 154,756 options were cancelled after the termination of his initial employment with us in 2001.

Option Grants in 2003

The following table sets forth certain information regarding stock options granted during 2003 to each of the current and former executive officers named in the Summary Compensation Table above:

Individual Grants

Name	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2003		Exercise Price per Share(2)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
							5%	10%
Sanjiv S. Sidhu	—	—		$—		—	$—	$—

Shigeru Nakane	400,000 577,500	1.05 1.51	% %	2.10 1.85	(4) (5)	11/16/2013 12/14/2013	528,271 671,895	1,338,744 1,702,715

Pallab K. Chatterjee	450,000 20,000 643,500	1.18 0.05 1.68	% % %	2.10 1.85 1.85	(4) (5) (5)	11/16/2013 12/14/2013 12/14/2013	594,305 23,269 748,683	1,506,087 58,968 1,897,311

Robert G. Bearden	210,000 40,000 187,209	0.55 0.10 0.49	% % %	2.10 2.10 1.85	(4) (4) (5)	11/16/2013 11/16/2013 12/14/2013	277,343 52,827 217,809	702,840 133,874 551,971

James N. Contardi	160,000 40,000	0.42 0.10	% %	2.10 2.10	(4) (4)	11/16/2013 11/16/2013	211,309 52,827	535,497 133,874

(1)	Generally, options vest over a four-year period. Additionally, some options may be exercised prior to vesting subject to our right to repurchase at cost any unvested shares purchased prior to vesting in the event of the optionee’s termination of employment. In 2003, none of the options granted to the named officers were exercisable prior to vesting. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.
(2)	The exercise price may be paid in cash or shares of common stock valued at fair market value on the exercise date or shares of common stock valued at fair market value on the exercise date or through a special same-day sale procedure through a broker of their choice.
(3)	Under rules promulgated by the SEC, these stock valuations represent the hypothetical gain, or “option spread”, that would exist for these options based on assumed 5% or 10% stock price appreciation from the date of grant until the end of the options’ ten-year term. The 5% or 10% assumed annual rate of appreciation is specified in SEC rules. These assumptions are not intended to forecast future appreciation of our stock price. There can be no assurance that the potential realizable values shown in this table will be achieved. The potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.
(4)	Options were granted on November 17, 2003.
(5)	Options were granted on December 15, 2003.

Aggregate Option Exercises in 2003 and December 31, 2003 Option Values

The following table sets forth certain information concerning options exercised during 2003 and option holdings at December 31, 2003 with respect to each of the current and former executives officers named in the Summary Compensation Table above. No stock appreciation rights were exercised during 2003 and none were outstanding at December 31, 2003.

Name	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2003(2)		Value of Unexercised In-the-Money Options at December 31, 2003(2)(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanjiv S. Sidhu	—	$—	—	—	$—	$—
Shigeru Nakane	—	—	1,037,879	2,189,621	177,083	322,917
Pallab K. Chatterjee	—	—	1,479,042	2,104,458	177,083	322,917
Robert G. Bearden	—	—	609,801	794,708	141,666	258,334
James N. Contardi	—	—	93,665	356,335	91,665	158,335

(1)	Determined by subtracting the exercise price from the fair market value of our common stock on the exercise date (based upon the closing sales price of our common stock on The Nasdaq Stock Market or in the over-the-counter Pink Sheets on such date), multiplied by the number of shares acquired on exercise.
(2)	“Exercisable” refers to those options which were both exercisable and vested, while “Unexercisable” refers to those options which were unvested.
(3)	Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2003 ($1.66 per share), based upon the closing sales price of our common stock in the over-the-counter Pink Sheets on such date.

Equity Compensation Plan Information

Information regarding stock-based compensation awards (including both stock options and stock rights awards) outstanding and available for future grants as of December 31, 2003, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below (in thousands, except per share amounts):

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by stockholders:
1995 Plan	95,807	$5.47	94,919
Plans not approved by stockholders:
2001 Plan	14,163	4.26	5,743
Assumed plans of acquired companies(1)	2,550	13.05	27,873

Total	112,520	5.49	128,535

(1)	Includes stock options granted to former employees of acquired companies that were assumed by us. We do not intend to grant additional stock options under any of the assumed plans of acquired companies. While our stockholders approved certain of our acquisitions of the companies from which these plans were assumed, our stockholders have not approved any of the assumed plans.

Report on Executive Compensation

The Compensation Committee serves under a charter adopted by the Board of Directors and is composed entirely of non-employee directors. The primary functions of the Compensation Committee include:

•	Setting the compensation of the Chief Executive Officer.

•	Reviewing the strategic approach to compensation for key executives, including their total annual compensation targets and payouts.

•	Approving the size of the annual stock option pool as well as the individual stock option grants to executive officers and certain other employees.

Compensation Philosophy and Objectives

As a company, our primary objective is to maximize our long-term value for our stockholders. Accomplishing this objective requires developing and marketing products and services that provide solutions for our customers. The primary goal of the Compensation Committee is to align executive compensation with our short-term and long-term business objectives and operating performance. To accomplish this goal, we must develop compensation practices that allow us to attract and retain the people needed to define, create and market innovative products and services.

The Committee applies the following philosophical framework to executive compensation:

•	Provide a competitive total compensation package that considers compensation practices of selected peer companies in the software industry and other companies with which we are competing for executive-level individuals.

•	Design total compensation on principles that will lead to pay for performance. Performance above expectations should be recognized with a higher level of compensation while performance below expectations should be addressed with a lower payout of variable compensation.

•	Tie a significant portion of each executive’s total compensation to the overall performance of the company considering targets for financial results and organizational development.

•	Align the financial interests of each executive with those of our stockholders utilizing long-term, equity-based incentives.

Our executive compensation program includes the following key elements:

•	Base salary

•	Variable cash incentives

•	Equity-based incentives

•	Benefits

Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of total compensation roughly equivalent to that paid by a selected group of peer companies within the software industry.

Base Salary

Base salary and base salary adjustments for executive officers are determined by qualitative and quantitative factors relating to corporate and individual performance, and are evaluated in relation to salaries paid to executive officers at peer companies within the software industry.

Variable Cash Incentives

Annual cash incentive bonus programs are maintained to reward executive officers for attaining defined performance goals, including company-wide performance targets, business unit performance and individual goals.

During 2003, based on the company’s overall operating performance, our Chief Executive Officer elected not to receive a cash incentive bonus. Additionally, overall cash incentive bonus payouts for other key executives were significantly reduced for the fiscal year.

Equity-based Incentives

We utilize our 1995 Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of our stock. Generally, options under the 1995 Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of ten years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer’s position and level of responsibility, the executive officer’s existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market and the competitiveness of the executive officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual also may be taken into consideration. Option grants also may be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

The 1995 Plan was adopted by our Board of Directors and approved by our stockholders in 1995 and is administered by the Compensation Committee. As discussed in Proposal 3 herein, our stockholders are being asked to approve an amendment to our 1995 Plan. Our Compensation Committee, when determining the size of annual grants to executive officers in 2003, focused on competitive peer data, experience and subjective information. They concluded that the stock and option holdings of the executives that received options were below the levels needed to provide the appropriate retention value. The 2003 option grants were designed to provide equity incentives to retain executive officers in light of significant changes to our business in fiscal year 2003.

Benefits

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees. Additional life insurance protection is provided to the Chief Executive Officer and the Chief Operating Officer.

We maintain a tax-qualified deferred compensation plan, or 401(k) Savings Plan, for the benefit of all of our eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 25% of their annual compensation subject to a statutory maximum. We do not currently provide additional matching contributions under the 401(k) Savings Plan, but may do so in the future. The 401(k) Savings Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in fourteen investment options, which exclude i2 stock.

Compliance with the Internal Revenue Code

Section 162(m) of the Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly-compensated executive officers of a corporation. We have not established a policy with regard to Section 162(m) of the Code, since we have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. None of the compensation paid by us in 2003 was subject to the limitation on deductibility. The 1995 Plan has been structured so that the compensation deemed paid in connection with the exercise of options granted under the 1995 Plan with an exercise price equal to or greater than the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1,000,000 limitation. The Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

CEO Compensation

During 2001, Mr. Sidhu asked that his base salary be reduced for an indefinite period of time to an amount necessary to cover the non-company paid portion of the costs associated with certain employee benefits. For 2002 and 2003, Mr. Sidhu again asked that his compensation remain at these levels. No bonuses or stock-based awards were awarded to Mr. Sidhu during 2003. The Compensation Committee will continue to assess the market data and peer company practices for the position of Chief Executive Officer to ensure that, when reinstated, Mr. Sidhu’s compensation is competitive relative to our company’s stated compensation philosophy.

Compensation Committee:	Harvey B. Cash, Chairman
Robert L. Crandall
Richard L. Clemmer
Michael E. McGrath

The preceding Report on Executive Compensation shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for i2 common stock, The Nasdaq Stock Market (U.S. Companies) Index and The Nasdaq Computer and Data Processing Services Group Index. The graph assumes that $100 was invested in i2 common stock on December 31, 1998, and in each index and that all dividends were reinvested. No cash dividends have been declared on shares of i2 common stock. The graph covers the period from December 31, 1998, the last trading day before our 1999 fiscal year, to December 31, 2003, the last trading day before our 2004 fiscal year. The data for the graph was provided to us by The Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

The preceding Stock Performance Graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such graph be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Certain Transactions with Management

Since January 1, 2003, there have been no transactions (or except as noted in the next succeeding paragraph, currently proposed transactions), between i2 or any of our subsidiaries and any executive officer, director, 5% beneficial owner of our common stock, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000.

On May 26, 2004, Sanjiv Sidhu, our Chairman, CEO and President, closed and funded a $20 million investment in our common stock, at a price of $0.926 per share. This investment was in conjunction with, and a condition to, the $100 million equity investment by Q Investments, a private investment firm, in shares of the company’s 2.5% Series B preferred stock, which closed and funded on June 3, 2004. The company used the proceeds from Mr. Sidhu’s investment in connection with the recent settlement of the class action and derivative lawsuits against the company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons that no reports were required, we believe that, during 2003, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that a late Form 4 was filed on behalf of Mary K. Murray, our Executive Vice President and Chief Financial Officer, on April 3, 2003 to report restricted stock that she acquired on March 27, 2003 and James N. Contardi, formerly our Executive Vice President and President, EMEA Region, filed a Form 5 on February 12, 2004 belatedly reporting an October 28, 2003 sale of our common stock.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2003, included in our Annual Report on Form 10-K/A for that year.

Pursuant to a written charter adopted by the Board of Directors, the Audit Committee oversees i2’s financial reporting process on behalf of the Board of Directors. The Audit Committee’s duties and responsibilities are more fully described in its charter, which was included as Appendix A to our proxy statement for our 2002 annual meeting. Management is responsible for i2’s financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. i2’s independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on those financial statements based on their audit.

The Audit Committee met six times in 2003. The oversight functions of the Audit Committee include, among other things, (i) appointing our independent auditor; (ii) reviewing the external audit plan and the results of the auditing engagement; (iii) reviewing the internal audit plan and the results of the internal audits; (iv) ensuring that management has maintained the reliability and integrity of our accounting policies and our financial reporting and disclosure practices; (v) reviewing the independence and performance of our internal and external auditors; and (vi) reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies.

We have met and held discussions with management and Deloitte & Touche LLP. We reviewed and discussed with our management i2’s audited financial statements for the year ended December 31, 2003. In addition, we discussed with Deloitte & Touche LLP the matters required by Statement on Auditing Standards No. 61, “Communications with Audit Committees.” Also, we have received the written disclosures from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, and have discussed with Deloitte & Touche LLP its independence from i2.

Based upon the aforementioned discussions and disclosures, we recommended to the Board of Directors that the audited financial statements be included in i2’s Annual Report on Form 10-K/A for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

Audit Committee:	Robert L. Crandall, Chairman
Harvey B. Cash

The preceding Report of the Audit Committee, and references in this proxy statement to the independence of the Audit Committee, shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report or references be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

INFORMATION REGARDING CHANGE OF INDEPENDENT AUDITORS

As recommended by our Audit Committee, on May 7, 2002 our Board of Directors appointed Deloitte & Touche LLP to serve as our independent public accountants for the fiscal year ending 2002, replacing our former independent public accountants Arthur Andersen LLP, who were dismissed as our auditors effective as of that date. The change was previously reported by i2 in a Current Report on Form 8-K filed with the SEC on May 8, 2002. Our Audit Committee of the Board of Directors annually considers and recommends to our Board the selection of our independent public accountants.

Arthur Andersen’s reports on our consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000 and through the date Arthur Andersen was replaced, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their reports on our consolidated financial statements and supporting schedules for such years; and there were no reportable events, as listed in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2001 and 2000 and through the date Arthur Andersen was replaced, we did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events listed in Items 304 (a)(2)(i) and (ii) of Regulation S-K.

INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee, our Board of Directors appointed Deloitte & Touche LLP as our independent auditors for the year ended December 31, 2003. Deloitte & Touche has served as our independent auditors since May 2002.

In addition to performing the audit of our consolidated financial statements, Deloitte & Touche LLP provided various other services during 2003 and 2002. The aggregate fees billed for 2003 and 2002 for each of the following categories of services are set forth below:

	2003	2002
Audit fees (including reviews of Quarterly Reports)…	$6,625,256	$383,652
Audit-related fees(1)	279,443	384,196
Tax fees(2)	524,655	177,003
All other fees	—	—

	$7,429,354	$944,851

(1)	Includes fees for statutory audits of foreign subsidiaries and accounting consultations.
(2)	Includes services related to tax compliance and other tax-related consultations.

During 2003 and 2002, the company did not engage Deloitte & Touche LLP to provide any professional services related to financial information systems design and implementation.

It is the practice of the Audit Committee to pre-approve all services rendered to the Company by its independent accountants in accordance with applicable legal requirements.

Representatives of Deloitte & Touche LLP will be attending the 2004 annual meeting of stockholders and will be available to respond to questions. We do not anticipate that such representatives will make a statement at the meeting.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals to be considered by us for inclusion in our proxy statement and form of proxy card for our 2005 annual meeting of stockholders, must be received by us at our offices in Dallas, Texas, addressed to our Secretary, not later than January 31, 2005. With respect to any stockholder proposals submitted outside of Rule 14a-8, persons named in the accompanying proxy card shall have discretionary authority to vote against any proposals presented at our 2005 annual meeting of stockholders unless notice is received by us not later than March 15, 2005 in the manner specified in the previous sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

We will mail to any stockholder without charge, upon written request, a copy of our Annual Report on Form 10-K/A for the year ended December 31, 2003, including the financial statements, schedules and list of exhibits. Requests should be sent to the attention of Investor Relations, at our executive offices located at One i2 Place, 11701 Luna Road, Dallas, Texas 75234.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card, unless marked to the contrary.

By Order of the Board of Directors,

Robert C. Donohoo
Secretary

November     , 2004

Exhibit A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

i2 TECHNOLOGIES, INC.

i2 Technologies, Inc., a corporation organized and existing under and by virtue of the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The name of the Corporation is i2 Technologies, Inc.

SECOND: Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation.

THIRD: The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors of the Corporation in a resolution setting forth and declaring advisable the amendment contained herein, and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH: Article “FOURTH” of the Corporation’s Restated Certificate of Incorporation is hereby amended by inserting the following paragraphs* after paragraph C thereof:

“D. Upon this Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation becoming effective (the “Effective Time”), every                      (            ) shares of the Corporation’s common stock, par value $.00025 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time will be automatically reclassified as and converted into one share of common stock, par value $.00025 per share, of the Corporation (the “New Common Stock”).

Notwithstanding the immediately preceding sentence, no fractional shares of New Common Stock shall be issued to the holders of record of Old Common Stock in connection with the foregoing reclassification of shares of Old Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to Mellon Investor Services LLC, the transfer agent, as agent for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all of the fractional interests will be effected by the transfer agent as soon as practicable after the Effective Time on the basis of the prevailing market prices of the New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the transfer agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.

Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for

*	In Proposal 2, our stockholders are requested to approve a proposal to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock. If the reverse stock split is approved by the stockholders, the Board of Directors may subsequently effect the reverse stock split based upon any ratio in the range from one-for-ten to one-for-thirty, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. Approval of this proposal by our stockholders would give the Board of Directors authority to implement the reverse stock split at any time prior to December 16, 2005. In addition, notwithstanding approval of this proposal by the stockholders, the Board of Directors may in its sole discretion determine not to effect, and abandon, the reverse stock split without further action by our stockholders.

exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall be issued, upon surrender of such certificate, the appropriate number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, electronically in book-entry form under the direct registration system, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

FIFTH: This Certificate of Amendment to the Restated Certificate of Incorporation of the Corporation shall become effective at 6:01 p.m., eastern time, on                     , 200    .

IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by its Secretary this      day of                     , 200  .

i2 TECHNOLOGIES, INC.

By:
[Name]
Secretary

EXHIBIT B

i2 TECHNOLOGIES, INC.

1995 STOCK OPTION/STOCK ISSUANCE PLAN

(As Amended and Restated through October 18, 2004)

ARTICLE ONE

GENERAL PROVISIONS

All share numbers in this document have been adjusted to reflect three separate 2-for-1 splits of the Corporation’s Common Stock effected on June 2, 1998, February 18, 2000 and December 6, 2000.

I. PURPOSE OF THE PLAN

This 1995 Stock Option/Stock Issuance Plan is intended to promote the interests of i2 Technologies, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II. STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity programs:

(i) the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other share right awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

(iii) the Automatic Option Grant Program under which Eligible Directors shall automatically receive option grants at periodic intervals to purchase shares of Common Stock.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall accordingly govern the interests of all persons under the Plan.

III. ADMINISTRATION OF THE PLAN

A. The Board or the Primary Committee shall have the authority to administer the Discretionary Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of the Primary Committee or the Secondary Committee and reassume all powers and authority previously delegated to such committee.

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C. The Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding options, stock appreciation rights, stock issuances or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant or Stock Issuance Program under its jurisdiction or any option, stock appreciation right, stock issuance or other stock-based award thereunder.

D. Subject to the express limitations of the Plan, the Plan Administrator shall, within the scope of its administrative authority under the Plan, have full power and authority to structure or otherwise modify any awards made under the Discretionary Grant and Stock Issuance Programs to persons residing in foreign jurisdictions or held by any such persons so as to comply with the applicable laws and regulations of the jurisdictions in which those awards are made or outstanding.

E. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such Committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Committee shall be liable for any act or omission made in good faith with respect to the Plan or any option grant, stock appreciation right, stock issuance or other stock-based award made or granted under the Plan.

F. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program, and the Plan Administrator shall exercise no discretionary functions with respect to option grants made thereunder.

IV. ELIGIBILITY

A. The persons eligible to participate in the Discretionary Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board (or the board of directors of any Parent or Subsidiary), and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. The Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the grant of options and stock appreciation rights under the Discretionary Grant Program, which eligible persons are to receive such grants, the time or times when such grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the time or times at which each option or stock appreciation right is to become exercisable, the vesting schedule (if any) applicable to the grant and the maximum term for which the grant is to remain outstanding and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when such issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to each such issuance or award and the consideration to be paid for such shares.

C. The Plan Administrator shall have the absolute discretion either to grant options or stock appreciation rights in accordance with the Discretionary Grant Program or to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

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D. The individuals eligible to participate in the Automatic Option Grant Program shall be (i) those individuals who are serving as non-employee Board members on the Automatic Option Grant Program Effective Date or who are first elected or appointed as non-employee Board members after such date, whether through appointment by the Board or election by the Corporation’s stockholders, and (ii) those individuals who continue to serve as non-employee Board members after one or more Annual Stockholders Meetings held after the Automatic Option Grant Program Effective Date.

V. STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 295,105,316 shares. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Plan Effective Date, under the Predecessor Plan as last approved by the Corporation’s stockholders prior to such date, including the shares subject to the outstanding options incorporated into the Plan and any other shares which would have been available for future option grants under the Predecessor Plan, (ii) an increase of 6,412,608 shares authorized by the Board and approved by the stockholders prior to the Plan Effective Date, (iii) an increase of 16,000,000 shares authorized by the Board and approved by the stockholders at the 1997 Annual Meeting, (iv) an increase of 28,000,000 shares authorized by the Board on July 1, 1997 and approved by the stockholders at the 1998 Annual Meeting, (v) an increase of 48,000,000 shares authorized by the Board on April 11, 1999 and approved by the stockholders at the 1999 Annual Meeting, (vi) an increase of 80,000,000 shares authorized by the Board on January 14, 2000 and approved by the stockholders at the 2000 Annual Meeting and (vii) increases of 21,212,665 shares, 21,642,651 shares and 250,000 shares on the first trading day of January 2002, 2003 and 2004, respectively, pursuant to the automatic share increase provisions of the Plan.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2002, by an amount equal to five percent (5%) of the sum of (i) the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, plus (ii) the total number of shares of Common Stock repurchased by the Corporation on the open market during the immediately preceding calendar year pursuant to a stock repurchase program. In no event shall any such annual increase exceed (i) forty million (40,000,000) shares of Common Stock or (ii) such lesser number of shares of Common Stock determined by the Board in its discretion.

C. No one person participating in the Plan may receive options, stand-alone stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 4,000,000 shares of Common Stock in the aggregate per calendar year. However, the limit shall be 7,000,000 shares for an individual’s initial year of hire.

D. In no event may Incentive Options be granted for more than 252,000,000 shares.

E. Shares of Common Stock subject to outstanding options or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent the options (including any options incorporated from the Predecessor Plan) or awards expire, terminate or are cancelled for any reason prior to the issuance of shares of Common Stock subject to those options or awards. Unvested shares issued under the Plan (including unvested shares issued under the Predecessor Plan) and subsequently repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance under the Plan. Upon the exercise of any stock appreciation rights under the Plan, the share reserve shall be reduced by the net number of shares of Common Stock actually issued upon such exercise and not by the gross number of shares as to which the stock appreciation right is exercised. Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced

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only by the net number of shares issued under the exercised stock option. Should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or stock appreciation right or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Plan shall be reduced only by the net number of shares issued under the exercised stock option or stock appreciation right or the net number of fully-vested shares issued under the Stock Issuance Program. Such withholding shall in effect be treated under the Plan as a cash bonus, payable directly to the applicable taxing authorities on behalf of the individual concerned, in an amount equal to the Fair Market Value of the withheld shares, and shall not be treated as an issuance and immediate repurchase of those shares.

F. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One, (iii) the maximum number and/or class of securities for which Incentive Options may be granted under the Plan, (iv) the number and/or class of securities for which any one person may be granted options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards per calendar year, (v) the number and/or class of securities for which automatic option grants are to be subsequently made per Eligible Director under the Automatic Option Grant Program, (vi) the number and/or class of securities and the exercise or base price per share in effect under each outstanding option (including any option incorporated from the Predecessor Plan) or stock appreciation right and (vii) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the issue price (if any) payable per share. Such adjustments to the outstanding options, stock appreciation rights or other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options, stock appreciation rights or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I. OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section I of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm (specified by the Plan Administrator if the Plan Administrator so determines) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the

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person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, or by the Optionee’s designated beneficiary or beneficiaries (if any) of that option.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is at that time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

(iv) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more options, then all outstanding options held by the Optionee shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have the discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

(ii) include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested under the option had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while any of the shares purchased under those options remain unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of the Optionee’s cessation of Service. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, the option shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee’s death. Non-Statutory Options may, to the extent permitted by the Plan

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Administrator, be assigned in whole or in part during the Optionee’s lifetime to one or more members of the Optionee’s Immediate Family or to a trust established exclusively for the Optionee and/or one or more members of such Immediate Family. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may, to the extent permitted by the Plan Administrator, also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two, and the options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II. INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one (1) calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III. STOCK APPRECIATION RIGHTS

A. Authority. The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

B. Types. Three types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”), (ii) stand-alone stock appreciation rights (“Stand-alone Rights”) and (iii) limited stock appreciation rights (“Limited Rights”).

C. Tandem Rights. The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1. One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of

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Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares. To the extent an option is surrendered as to one or more shares of Common Stock subject thereto pursuant to the exercise of the Tandem Right, the option shall be cancelled with respect to those shares and shall no longer be exercisable for those shares.

2. No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this Section III may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

3. If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (i) five (5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

D. Stand-Alone Rights. The following terms and conditions shall govern the grant and exercise of Stand-alone Rights under this Article Two:

1. One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program. The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish. In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date. Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

2. The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted. In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date. In the event outstanding Stand-alone Rights are to be assumed in connection with a Change in Control transaction or otherwise continued in effect, the shares of Common Stock underlying each such Stand-alone Right shall be adjusted immediately after such Change in Control so as to apply to the number and class of securities into which those shares of Common Stock would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. Appropriate adjustments to reflect such Change in Control shall also be made to the base price per share in effect under each outstanding Stand-alone Right, provided the aggregate base price shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Stand-alone Rights, substitute, for the securities underlying those rights, one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in the Change in Control transaction.

3. Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options. In addition, the Plan Administrator may, in its discretion, permit the holder of a Stand-alone Right to designate one or more beneficiaries for that Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

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4. The distribution with respect to an exercised Stand-alone Right may be made in shares of Common Stock valued at Fair Market Value on the exercise date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

5. The holder of a Stand-alone Right shall have no stockholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E. Limited Rights. The following terms and conditions shall govern the grant and exercise of Limited Rights under this Article Two:

1. One or more Section 16 Insiders may, in the Plan Administrator’s sole discretion, be granted Limited Rights with respect to their outstanding options under this Article Two.

2. Upon the occurrence of a Hostile Tender Offer, the Section 16 Insider shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Tender Offer) to surrender each option with such a Limited Right to the Corporation. The Section 16 Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender Offer Price of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for those vested shares. Such cash distribution shall be made within five (5) days following the option surrender date.

3. The Plan Administrator shall pre-approve, at the time such Limited Right is granted, the subsequent exercise of that right in accordance with the terms of the grant and the provisions of this Section III. No additional approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

F. Post-Service Exercise. The provisions governing the exercise of Tandem, Stand-alone and Limited Stock Appreciation Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem, Stand-alone or Limited Stock Appreciation Rights.

IV. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Change in Control, each outstanding option or stock appreciation right shall automatically accelerate so that each such option or stock appreciation right shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option or stock appreciation right and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option or stock appreciation right shall not so accelerate if and to the extent: (i) such option or stock appreciation right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable option or stock appreciation right to purchase shares of the capital stock of the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control, (ii) such option or stock appreciation right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested shares subject to the option or stock appreciation right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to those shares or (iii) the acceleration of such option or stock appreciation right is subject to other limitations imposed by the Plan Administrator at the time of the grant. The determination of option or stock appreciation right comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

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B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise to continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options or stock appreciation rights shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control.

D. Each option which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to (i) the number and/or class of securities available for issuance under the Plan following the consummation of such Change in Control, (ii) the maximum number and/or class of securities for which any one person may be granted options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year and (iii) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding options under the Discretionary Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall, immediately prior to the effective date of a Change in Control, vest and become exercisable as to all the shares of Common Stock at the time subject to those options or stock appreciation rights and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those options or stock appreciation rights are to be assumed or replaced in the Change in Control transaction or otherwise continued in effect. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall immediately terminate upon the consummation of the Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options or stock appreciation rights under the Discretionary Grant Program so that those options or stock appreciation rights shall vest and become exercisable for all the shares of Common Stock at the time subject to those options or stock appreciation rights in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options or stock appreciation rights are assumed or otherwise continued and do not otherwise accelerate. Unless otherwise determined by the Plan Administrator, any options or stock appreciation rights so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1)-year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

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G. The Plan Administrator shall have the discretion, exercisable either at the time the option or stock appreciation right is granted or at any time while the option or stock appreciation right remains outstanding, to (i) provide for the automatic acceleration of one or more outstanding options or stock appreciation rights (and the automatic termination of one or more outstanding repurchase rights with the immediate vesting of the shares of Common Stock subject to those rights) upon the occurrence of a Hostile Take-Over or (ii) condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent Involuntary Termination of the Optionee’s Service within a specified period following the effective date of such Hostile Take-Over. Unless otherwise determined by the Plan Administrator, any options or stock appreciation rights accelerated in connection with a Hostile Take-Over shall remain fully exercisable until the expiration or sooner termination of the option term.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

I. The grant of options or stock appreciation rights under the Discretionary Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

V. EXCHANGE/REPRICING OF OPTIONS AND STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the holders of the affected option or stock appreciation right, the cancellation of any or all outstanding options or stock appreciation rights under the Discretionary Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in substitution one or more new options or stock appreciation rights covering the same or different number of shares of Common Stock but with an exercise or base price per share based on the Fair Market Value per share of Common Stock on the new grant date or for consideration payable in cash or equity securities of the Corporation.

B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise or base price of one or more outstanding options or stock appreciation rights to a price not less than the then current Fair Market Value per share of Common Stock or issue new options or stock appreciation rights with a lower exercise or base price in immediate cancellation of outstanding stock options or stock appreciation rights with a higher exercise or base price.

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ARTICLE THREE

STOCK ISSUANCE PROGRAM

I. STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement which complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock unit or share right awards which entitle the recipients to receive the shares of Common Stock subject to those awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards.

A. Purchase Price

1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the stock issuance date.

2. Subject to the provisions of Section I of Article Five, shares of Common Stock may be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation,

(ii) past services rendered to the Corporation (or any Parent or Subsidiary), or

(iii) any other valid consideration under the Delaware General Corporation Law.

B. Vesting Provisions

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

(i) the Service period to be completed by the Participant or the performance objectives to be attained,

(ii) the number of installments in which the shares are to vest,

(iii) the interval or intervals (if any) which are to lapse between installments, and

(iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to restricted stock unit or share right awards which entitle the recipients to receive the shares of Common Stock subject to those awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (1) return on total stockholder equity; (2) earnings per share of Common Stock; (3) net income (before or after taxes); (4) earnings before interest, taxes, depreciation and amortization; (5) sales or revenue targets; (6) return on assets, capital or investment; (7) market share; (8) cost reduction goals;

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(9) budget comparisons; (10) measures of customer satisfaction; (11) any combination of, or a specified increase in, any of the foregoing; (12) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; and (13) the formation of joint ventures, research or development collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base. In addition, any of the foregoing listed performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator shall have complete discretion, in setting any performance targets based on revenue, income, earnings or similar financial measures, to exclude any item or items deemed by the Plan Administrator to be extraordinary or unusual in nature and not incurred or realized in the ordinary course of business.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any stockholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant’s purchase-money indebtedness), the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant’s Service or the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m).

7. Outstanding restricted stock unit or share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those

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awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding awards as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards which were intended, at the time those awards were granted, to qualify as performance-based compensation under Code Section 162(m).

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

B. Each outstanding restricted stock unit or share right award assumed in connection with a Change in Control or otherwise continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding restricted stock unit or share right awards, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect, such award shall vest and become issuable immediately prior to the consummation of the Change in Control.

C. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of the Change in Control or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control.

D. The Plan Administrator shall also have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Hostile Take-Over or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Hostile Take-Over.

E. The Plan Administrator’s authority under Paragraphs C and D of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph C or D of this Section II may result in their loss of performance-based status under Code Section 162(m).

III. SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

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ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I. OPTION TERMS

A. Grant Dates. Option grants shall be made on the dates specified below:

1. Each Eligible Director who is a non-employee Board member on the Automatic Option Grant Program Effective Date and each Eligible Director who is first elected or appointed as a non-employee Board member after such date shall automatically be granted, on the Automatic Option Grant Program Effective Date or on the date of such initial election or appointment (as the case may be), a Non-Statutory Option to purchase 8,000 shares of Common Stock.

2. On the date of each Annual Stockholders Meeting, beginning with the first Annual Meeting held after the Section 12(g) Registration Date, each individual who is to continue to serve as an Eligible Director after such meeting, shall automatically be granted, whether or not such individual is standing for re-election as a Board member at that Annual Meeting, a Non-Statutory Option to purchase an additional 8,000 shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months prior to the date of such Annual Meeting. There shall be no limit on the number of such annual 8,000-share option grants any one Eligible Director may receive over his or her period of Board service.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. Each option grant, whether an initial or an annual grant, shall vest, and the Corporation’s repurchase right shall lapse, in a series of four (4) equal and successive annual installments over the Optionee’s period of continued service as a Board member, with the first such installment to vest upon the Optionee’s completion of one (1) year of Board service measured from the option grant date.

E. Effect of Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of such shares as fully-vested shares of Common Stock.

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(iv) In no event shall the option remain exercisable after the expiration of the option term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service, terminate and cease to be outstanding to the extent it is not exercisable for vested shares on the date of such cessation of Board service.

II. CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Immediately following the consummation of the Change in Control, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

B. In the event of a Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Hostile Take-Over, become fully exercisable for all of the shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock. Each such option shall remain exercisable for such fully-vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C. Upon the occurrence of a Hostile Tender Offer, the Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding automatic options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Tender Offer Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board shall be required in connection with such option surrender and cash distribution.

D. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III. REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Grant Program.

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ARTICLE FIVE

MISCELLANEOUS

I. FINANCING

A. The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price for shares issued under the Stock Issuance Program by delivering a promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. Promissory notes may be authorized with or without security or collateral. In all events, the maximum credit available to the Optionee or Participant may not exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

B. The Plan Administrator may, in its discretion, determine that one or more such promissory notes shall be subject to forgiveness by the Corporation in whole or in part upon such terms as the Plan Administrator may deem appropriate.

II. TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or stock appreciation rights or upon the issuance or vesting of shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements. The Corporation shall also make appropriate arrangements to satisfy all applicable foreign tax withholding requirements which may be imposed in connection with the grant or exercise of options or stock appreciation rights under the Plan or the issuance or vesting of shares of Common Stock under the Plan.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options stock appreciation rights, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to use shares of Common Stock in satisfaction of all or part of the Taxes to which such holders may become subject in connection with the exercise of their options or stock appreciation rights, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or stock appreciation right or upon the issuance of fully vested shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so withheld shall not reduce the number of shares of Common Stock authorized for issuance under the Plan.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option or stock appreciation rights is exercised, the vested shares are issued or the unvested shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent (100%)) designated by the holder. The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

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III. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Discretionary Grant and Stock Issuance Programs became effective on the Plan Effective Date. The Automatic Option Grant Program became effective on the Automatic Option Grant Program Effective Date, and the initial options under the Automatic Option Grant Program were made to the Eligible Directors at that time. The Plan was approved by the Corporation’s stockholders in September 1995.

B. On May 11, 1996, the Board adopted an amendment (the “1996 Amendment”) which (i) imposed a maximum limit, for purposes of Section 162(m) of the Code, on the number of shares for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances per calendar year under the Plan and (ii) increased the number of shares of Common Stock issuable under the Plan by an additional 16,000,000 shares. The 1996 Amendment became effective immediately upon adoption by the Board and was approved by the Corporation’s stockholders at the 1997 Annual Meeting.

C. On July 1, 1997, the Board amended the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 28,000,000 shares (the “1997 Amendment”). The 1997 Amendment was approved by the Stockholders at the 1998 Annual Meeting.

D. The Plan was amended and restated on April 13, 1998 (the “1998 Amendment”) to effect the following changes: (i) render the non-employee Board members who serve as the Plan Administrator eligible to receive option grants and direct stock issuances under the Discretionary Grant and Stock Issuance Programs, (ii) eliminate certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator, (iii) allow shares issued under the Plan and subsequently reacquired by the Corporation to be added back to the share reserve available for future issuance under the Plan and (iv) effect a series of technical changes to the provisions of the Plan (including the stockholder approval requirements) in order to take advantage of the amendments to Rule 16b-3 of the Securities and Exchange Commission which exempt certain officer and director transactions under the Plan from the short-swing liability provisions of the Federal securities laws. The 1998 Amendment was approved by the stockholders at the 1998 annual meeting.

E. The Plan was amended and restated on April 11, 1999 (the “1999 Amendment”) to (i) increase the number of shares of Common Stock issuable under the Plan by 48,000,000 shares, subject to stockholder approval at the 1999 Annual Meeting and (ii) give the Plan Administrator the discretion to provide a holder of a Non-Statutory Option or unvested shares of Common Stock the right to use shares of Common Stock only with respect to the withholding tax requirements applicable in connection with the exercise of such option or the vesting of such shares. The 1999 Amendment was approved by the stockholders at the 1999 Annual Meeting.

F. On January 14, 2000, the Board amended the Plan to increase the number of shares of Common Stock available for issuance under the Plan by 80,000,000 shares (the “2000 Amendment”). The 2000 Amendment was approved by the stockholders at the 2000 Meeting.

G. On January 16, 2001, the Board amended the Plan to provide the Plan Administrator with the discretionary authority to (i) structure options so that those options would become exercisable upon an Optionee’s Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options are assumed and do not otherwise accelerate and (ii) structure repurchase rights under the Discretionary Grant and Stock Issuance Program so that those repurchase rights lapse upon Optionee’s (or Participant’s) Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor entity (or parent thereof).

H. On March 4, 2001, the Board amended the Plan to implement an automatic share increase feature pursuant to which the number of shares of Common Stock available for issuance under the Plan will automatically increase on the first trading day in January each calendar year during the term of the Plan, beginning with the 2002 calendar year, by an amount equal to five percent (5%) of the sum of (i) the total

18

number of shares of Common Stock outstanding on the last trading day of December in the immediately preceding calendar year, plus (ii) the total number of shares of Common Stock repurchased by the Corporation on the open market during the immediately preceding calendar year pursuant to a stock repurchase program. In no event shall any such annual increase exceed (i) forty million (40,000,000) shares of Common Stock or (ii) such lesser number of shares of Common Stock determined by the Board in its discretion. On April 12, 2001, the Board amended the Plan to extend the latest date that the Plan will terminate from September 20, 2005 to April 11, 2011. The amendments were approved by the stockholders at the 2001 Annual Meeting.

I. On October 18, 2004, the Plan was amended and restated by the Board, subject to stockholder approval at the 2004 Annual Meeting, to effect the following changes: (i) expand the types of stock-based awards available under the Plan so as to include stock appreciation rights and restricted stock units and other stock-based awards which vest and become payable either upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following such vesting events, including (without limitation) a deferred distribution date following the termination of the individual’s service with the Corporation, (ii) increase the number of shares for which options, stand-alone stock appreciation rights, direct stock issuances and other stock-based awards may be granted to any one person in his initial year of hire to 7,000,000 shares, (iii) implement a limit on the number of shares of Common Stock for which Incentive Options may be granted under the Plan, (iv) designate a series of performance criteria that the Plan Administrator may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the Plan to qualify the compensation attributable to those awards as performance-based compensation for Code Section 162(m) purposes, (v) provide for the acceleration of options and other awards in the event of a change in control effected through a tender offer to the stockholders, (vi) grant the Plan Administrator authority to cancel options in exchange for cash or securities of the Corporation, (vii) extend term of the Plan to October 14, 2014, (viii) bring the provisions of the Plan into compliance with recent changes in the Nasdaq requirements for listed companies and the Treasury regulations applicable to plans under which incentive stock options may be granted and (ix) effect a series of additional revisions to facilitate plan administration and to establish net counting provisions so that the share reserve is reduced only by the actual number of shares issued under the amended Plan, and not by the gross number of shares subject to awards made thereunder. The foregoing changes shall be effective as to all awards made under the Plan on or after                     , 2004.

J. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan as of such date were incorporated into the Plan and treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

K. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator’s discretion, be extended to one or more outstanding options (including, without limitation, options incorporated from the Predecessor Plan) which do not otherwise contain such provisions.

L. The Plan shall terminate upon the earliest of (i) October 14, 2014, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, stock appreciation rights, restricted stock units and other share right awards in connection with a Change in Control. Upon such Plan termination, all options, stock appreciation rights, restricted stock units and other share right awards outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such options, grants, issuances or awards.

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IV. AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to options, stock appreciation rights, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options and stock appreciation rights to purchase shares of Common Stock may be granted under the Discretionary Grant Program and stock-based awards may be made under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs are held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is required and is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options or stock appreciation rights or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

V. USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI. REGULATORY APPROVALS

The implementation of the Plan, the granting of any option or stock appreciation right or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any option or stock appreciation right or (ii) pursuant to an award under the Stock Issuance Program shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options, stock appreciation rights or other stock-based awards granted under it and the shares of Common Stock issued pursuant to it. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of securities laws and any applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

B. Automatic Option Grant Program Effective Date shall mean the date on which the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established.

C. Board shall mean the Corporation’s Board of Directors.

D. Change in Control shall mean a change of ownership or control of the Corporation effected through any of the following transactions:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those immediately prior to such transaction;

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation; or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board recommends such stockholders to accept.

E. Code shall mean the Internal Revenue Code of 1986, as amended.

F. Common Stock shall mean the Corporation’s common stock.

G. Corporation shall mean i2 Technologies, Inc., a Delaware corporation.

H. Discretionary Grant Program shall mean the discretionary grant program in effect under the Plan.

I. Eligible Director shall mean a non-employee Board member eligible to participate in the Automatic Option Grant Program in accordance with the eligibility provisions of Article One.

J. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time quoted on a national or regional securities exchange or market system (including the Nasdaq Small-Cap Market and over-the-counter markets) determined by the Plan Administrator to be the primary market for the Common Stock, then the Fair Market Value shall be the closing selling price (or, if the Plan Administrator so determines, the mean of the closing bid and asked prices of a share of Common Stock) per share of Common Stock on the date in question, as such price is officially reported by such exchange or market system. If there is no closing selling price (or closing bid or asked price) for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price (or, if the Plan Administrator so determines, the mean of the closing bid and asked prices) of a share of Common Stock on the last preceding date for which such quotation exists.

(iv) For purposes of option grants made on the date the Underwriting Agreement is executed and the initial public offering price of the Common Stock is established, the Fair Market Value shall be deemed to be equal to the established initial offering price per share. For purposes of option grants made prior to such date, the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

(v) If the Fair Market Value of the Common Stock cannot be determined in accordance with the provisions of (i) through (iv) above, then the Fair Market Value shall be determined in a manner prescribed by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M. Hostile Take-Over shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

N. Hostile Tender Offer shall mean a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders which the Board does not recommend such stockholders to accept.

O. Immediate Family shall mean, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, bother-in-law or sister-in-law.

P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

Q. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her level of responsibility, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and any non-discretionary and objective-standard incentive payment or bonus award) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

R. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Parent or Subsidiary) may consider as grounds for the dismissal or discharge of any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary).

S. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

T. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

U. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

V. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

X. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for the purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Y. Plan shall mean the Corporation’s 1995 Stock Option/Stock Issuance Plan, as set forth in this document.

Z. Plan Administrator shall mean the particular entity, whether the Board, the Primary Committee or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

AA. Plan Effective Date shall mean the date on which the Plan is adopted by the Board.

BB. Predecessor Plan shall mean the Corporation’s existing 1992 Stock Plan.

CC. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

DD. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

EE. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

FF. Section 12(g) Registration Date shall mean the first date on which the Common Stock is registered under Section 12(g) of the 1934 Act.

GG. Service shall mean the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

HH. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

II. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

JJ. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

KK. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

LL. Taxes shall mean income and employment withholding tax liabilities incurred by the holder of an option, stock appreciation right, shares of Common Stock or other stock-based award in connection with the grant or exercise of such holder’s options or stock appreciation rights or the issuance or the vesting of shares or awards.

MM. 10% Stockholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

NN. Tender Offer Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Tender-Offer or (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Tender-Offer. However, if the surrendered option is an Incentive Option, the Tender-Offer Price shall not exceed the clause (i) price per share.

i2 TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 16, 2004

THIS PROXY IS SOLICITED ON BEHALF OF

THE BOARD OF DIRECTORS

The undersigned hereby appoints Sanjiv S. Sidhu and M. Katy Murray, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote all the shares of common stock, par value $0.00025 per share, of i2 Technologies, Inc. (“i2”), the undersigned could vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of i2 to be held at the Omni Hotel at Park West, 1590 Lyndon B. Johnson Freeway, Dallas, Texas on Thursday, December 16, 2004 at 10:00 a.m. (Central Time), and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 4 ON THE REVERSE SIDE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

Address Change/Comments (Mark the corresponding box on the reverse side)

é  FOLD AND DETACH HERE  é

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

1.	The election of one Class I director and one Class II director:

NOMINEES:	FOR THE NOMINEES LISTED TO THE LEFT (EXCEPT AS MARKED TO THE CONTRARY)	WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES LISTED TO THE LEFT
01 Richard L. Clemmer (Class I)	☐	☐
02 Michael E. McGrath (Class II)

Instruction: To withhold authority to vote for either nominee,

Write that nominee’s name in the space provided below.

2.	Approval of the proposal to amend to the Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio within the range from one-for-ten to one-for-thirty at any time prior to December 16, 2005:

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	Approval of the amendment and restatement of the 1995 Stock Option/Stock Issuance Plan:

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title to such.)

Dated: , 2004

Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE

é  FOLD AND DETACH HERE  é

VOTE BY INTERNET OR TELEPHONE OR MAIL

24 HOURS A DAY, 7 DAYS A WEEK

Internet and telephone voting is available through 11 p.m. Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone
http://www.eproxy.com/itwo		1-800-435-6710		Mail
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,

YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.